As Filed with the Securities and Exchange Commission on April 15, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GemShares Physical Diamond Trust

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	5094 (Primary Standard Industrial Classification Code Number)	[ ] (I.R.S. Employer Identification Number)

1330 West Monroe Street

Chicago, Illinois 60607

(312) 226-3139

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Victor Feldman

GemShares, LLC

1330 West Monroe Street

Chicago, Illinois 60607

(312) 226-3139

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to

Stuart M. Strauss, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☑	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
GemShares Physical Diamond Shares	[ ]	$[ ][1]	$1,000,000	$136.40

1. The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $[ ] per Share.

2. The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act of 1933 and using the proposed maximum aggregate offering price as described above.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The issuer may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the issuer is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion [___________], 2013

PRELIMINARY PROSPECTUS

[Logo]

Common Units of Beneficial Interest

GemShares Physical Diamond Trust

Proposed Maximum Aggregate Offering Price: $[__],000,000

The GemShares Physical Diamond Trust (the “Trust”) will issue [____] shares (“Shares”) which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust will hold physical diamonds.  The Trust’s primary objective is for the Shares to reflect the performance of the wholesale price of diamonds included in a GemShares Global Investment Grade Standard (“GIGS”) Diamond Basket (as defined below) less the expenses of the Trust’s operations.  The Shares are designed for investors who seek a cost effective, transparent and convenient way of making an investment similar to an outright investment in physical diamonds. GemShares, LLC is the sponsor of the Trust (the “Sponsor”), [TRUSTEE] is the trustee of the Trust (the “Trustee”), and [CUSTODIAN] is the custodian of the Trust (the “Custodian”). The Trust intends to issue additional Shares on a continuous basis.

The Shares may be purchased from the Trust only in one or more blocks of [50,000] Shares (a block of [50,000] Shares is called a “Share Basket”). The Trust will issue Shares in Share Baskets to certain authorized participants (“Authorized Participants”) in exchange for physical diamond baskets (“GemShares GIGS Diamond Baskets”) on an ongoing basis as described in “Plan of Distribution.” Share Baskets will be offered continuously at the net asset value (“NAV”) for [50,000] Shares on the day that an order to create a Share Basket is accepted by the Trustee. The Trust will not issue fractions of a Share Basket.

Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed and traded on NASDAQ, subject to notice of issuance, under the symbol “[      ].”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The Trust will issue Shares from time to time in Share Baskets, as described in “Creation and Redemption of Shares.” It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of diamonds in a GemShares GIGS Diamond Basket and the trading price of the Shares on NASDAQ at the time of each sale.

On [____], an Initial Purchaser, subject to conditions, purchased [__],000 Shares, which comprise the initial Share Baskets, as described in “Plan of Distribution.” Delivery of the initial Share Baskets will be made on or about [____]. The Trust will receive all proceeds from the offering of the initial Share Baskets in GemShares GIGS Diamond Baskets in a number equal to the full price for the initial Share Baskets.

Per Share(1)	Per Share Basket
$ [____]	$ [____]

Public offering price for the initial Share Baskets(2)

________________

(1)	The initial Share Baskets will be created at a per Share price equal to the value of [___] GemShares GIGS Diamond Baskets on the date of formation of the GemShares Physical Diamond Trust.
(2)	The Initial Purchaser may receive commissions/fees from investors who purchase Shares from the initial Share Baskets through their commission/fee-based brokerage accounts.

The date of this prospectus is [____].

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TABLE OF CONTENTS

This prospectus contains information investors should consider when making an investment decision about the Shares. Investors may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

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The information contained in the section captioned “Overview of the Diamond Industry” is based on information obtained from sources that the Sponsor believes to be reliable. This prospectus summarizes certain documents and other information in a manner the Sponsor believes to be accurate. In making an investment decision, you must rely on your own examination of the Trust, the diamond industry, the operation of the diamond market and the terms of the offering and the Shares, including the merits and risks involved. Although the Sponsor believes the information in the section captioned “Overview of the Diamond Industry” to be reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

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Statement Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for diamonds and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

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Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus that is material and/or which may be important to investors. Investors should read this entire prospectus, including “Risk Factors” beginning on page 8, before making an investment decision about the Shares.

Trust Structure

The Trust is a common law trust, formed on [______, 2013] under New York law pursuant to the Trust Agreement. The Trust holds physical diamonds and is expected from time to time to issue Share Baskets in exchange for deposits of diamonds in one or more GemShares GIGS Diamond Baskets and to distribute diamonds in connection with redemptions of Share Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the wholesale price of GemShares GIGS Diamond Baskets, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment similar to an outright investment in commonly produced, inventoried, consumed and readily available physical diamonds. The material terms of the Trust Agreement are discussed in greater detail under the section “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded, subject to notice of issuance, under the ticker symbol “[      ]” on NASDAQ.

The Trust’s Sponsor is GemShares, LLC. The Sponsor is an Illinois limited liability company formed on March 6, 2008.

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. In consideration for a monthly fee (the “Sponsor’s Fee”) which will accrue at a rate of [____]% of the daily ANAV of the Trust, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and expenses reimbursable under the Trust Custody Account Agreement, marketing support fees and expenses, Exchange listing fees, SEC and FINRA registration fees, printing and mailing costs, maintenance expenses for the Trust's website, audit fees, other related costs and up to $[___,000] per annum in legal expenses.

The Trustee is [TRUSTEE]. The Trustee is generally responsible for the day-to-day administration of the Trust. This includes (1) calculating the NAV of the Trust and the NAV per Share, (2) receiving and processing orders from Authorized Participants to create and redeem Share Baskets and coordinating the processing of such orders with the Custodian and The Depository Trust Company (“DTC”), (3) instructing the Custodian to transfer the Trust’s diamonds in one or more whole GemShares GIGS Diamond Baskets, or sell the Trust’s diamonds, as needed to pay the Sponsor’s Fee and Trust expenses advanced by the Sponsor and (4) instructing the Custodian to sell the Trust’s diamonds as needed to pay any extraordinary Trust expenses that are not assumed or advanced by the Sponsor. Such diamond transfers or sales are expected to occur when the amount owed equals or exceeds the value of a GemShares GIGS Diamond Basket. The general role, responsibilities and regulation of the Trustee are further described in “The Trustee.”

The Custodian is [CUSTODIAN]. The Custodian is responsible for the safekeeping of the Trust’s physical diamonds deposited with it by Authorized Participants in connection with the creation of Share Baskets. The Custodian also facilitates the transfer of GemShares GIGS Diamond Baskets in and out of the Trust through custody accounts it will maintain for the Trust, Authorized Participants and the Sponsor. The Custodian is a [global leader in the provision of diamond safekeeping and logistics services]. The Custodian will hold the Trust’s diamonds at the Custodian’s vaulting premises in [         ] on a segregated basis. The general role, responsibilities and regulation of the Custodian are further described in “The Custodian” and “Custody of the Trust’s Diamonds.”

Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in “Description of the Trust Agreement” and “Description of the Trust Custody Account Agreement.”

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Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the wholesale price of GemShares GIGS Diamond Baskets, less the expenses of the Trust’s operations. The Shares are designed for investors who want a cost-effective, transparent and convenient way to make an investment similar to an outright investment in physical diamonds. Advantages of investing in the Shares include:

•	Easily Accessible and Relatively Cost Efficient. The Trust allows investors access to the physical diamond markets through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use diamonds by using the Shares instead of using the traditional means of purchasing, trading, holding and storing diamonds and, for many investors, transaction costs related to the Shares will be lower than those associated with the purchase, storage and insurance of physical diamonds.

•	Exchange Traded and Transparent. The Shares may be bought and sold on NASDAQ like any other exchange-listed securities, and the Shares regularly trade until 4:00 p.m. New York time. This provides investors with an efficient means to implement various investment strategies, and allows investors to be long or short in their exposure to diamonds, which cannot be achieved when holding physical diamonds. Furthermore, the value of the Trust’s holdings will be reported on the Trust’s website daily.

•	Expenses. The Sponsor’s Fee associated with the Trust and the Sponsor’s assumption of most regular expenses of the Trust are competitive factors that may influence an investor’s decision to purchase Shares.

Although the Sponsor believes that an investment in the Trust provides certain advantages, as set forth above, relative to an investor’s direct investment in physical diamonds, investing through the Trust does impose an added layer of fees, expenses, and risks that would not necessarily apply in the case of a direct investment in physical diamonds.

The Trust will acquire and sell standardized baskets of physical diamonds in connection with the creation and redemption of shares of the Trust (the “GemShares GIGS Share Basket”). Each GemShares GIGS Diamond Basket is designed to be fungible with every other GemShares GIGS Diamond Basket. Toward that end, all diamonds included in a GemShares GIGS Diamond Basket must conform to certain specified physical/gemological standards and optical standards (the “Global Investment Grade Standard” or the “GIGS Standard”) included in the Required Delivery Standards. The GIGS Standard has been established pursuant to the methodology patented by GemShares, LLC for the creation of fungible baskets of diamonds. Compliance with applicable physical/gemological standards will be evidenced by a GIA Diamond Grading Report from the Gemological Institute of America. Compliance with applicable optical standards will be evidenced by such methodologies as a Gemex Light Performance analysis report from Gemex Systems Inc. (“Gemex”), a recognized provider of light performance analysis of diamonds. All diamonds included in a GemShares GIGS Diamond Basket must have the GIA Diamond Grading Report number laser inscribed on their girdle, along with the GIGS trademark and an identification serial number for authentication purposes. In addition, all diamonds must be certified to be other than a “conflict” diamond.

A third party organization selected by the Sponsor (the “Diamond Consolidator”) will be available to facilitate the creation of GemShares GIGS Diamond Baskets for Authorized Participants. Authorized Participants may create a GemShares GIGS Diamond Basket without the assistance of the Diamond Consolidator. The Trustee will also retain on behalf of the Trust an outside organization (the “Certification Agent”) to interact directly with the Diamond Consolidator or Authorized Participant, as applicable, to inspect and verify that each GemShares GIGS Diamond Basket to be delivered to the Custodian conforms to the Required Delivery Standards. The Required Delivery Standards include the specifications set forth in the Trust Agreement for diamonds to be included in a GemShares GIGS Diamond Basket, and require that all such diamonds are in compliance with the GIGS Standard and specified carat weight requirements and are accompanied by certain specified industry certifications.

Each GemShares GIGS Diamond Basket will consist of [    ] diamonds and will be divided into three weight classes. Each weight class will be made up of a specified number of diamonds meeting designated weight

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criteria. The total weight of each GemShares GIGS Diamond Basket is currently expected to be [ ]. Upon verification by the Certification Agent that a GemShares GIGS Diamond Basket conforms to the Required Delivery Standards, the Certification Agent will place the diamonds comprising such basket in a hologram sealed case.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

Principal Offices

The Trust’s office is located at 1330 West Monroe Street, Chicago, Illinois 60607. The Sponsor’s office is located at 1330 West Monroe Street, Chicago, Illinois 60607 and its telephone number is (312) 226-3139. The Trustee has a trust office at [____________]. The Custodian is located at [____].

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The Offering

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.
Use of Proceeds	The Trust will receive diamonds in connection with the issuance and sale of Share Baskets. Diamonds are held by the Custodian on behalf of the Trust until distributed to Authorized Participants in connection with the redemption of Share Baskets, disbursed or sold to pay the Sponsor’s Fee and Trust expenses advanced by the Sponsor, or sold as needed to pay the Trust’s expenses not assumed or advanced by the Sponsor.
Exchange Symbol	[____]
CUSIP	[____]
Creation and Redemption	The Trust will create and redeem the Shares from time to time, but only in one or more whole Share Baskets (a Share Basket equals a block of [50,000] Shares). The creation and redemption of Share Baskets will be effected in kind and requires the delivery to the Trust or the distribution by the Trust of the number of GemShares GIGS Diamond Baskets represented by the Share Basket being created or redeemed, the number of which will be based on the combined NAV of the number of Shares included in the Share Basket being created or redeemed. The initial number of GemShares GIGS Diamond Baskets required for deposit with the Trust to create a Share Basket is [ ]. The number of GemShares GIGS Diamond Baskets required to create a Share Basket or to be delivered upon the redemption of a Share Basket will gradually decrease over time, due to the accrual of the Trust’s expenses and the sale or delivery of the Trust’s diamonds to pay the Trust’s expenses. See “Business of the Trust—Trust Expenses.” Share Baskets may be created or redeemed only by Authorized Participants, who will pay a $[___] Transaction Fee for each order to create or redeem Share Baskets and may sell the Shares included in the Share Baskets they create to other investors. The Trust will not issue or redeem fractional Share Baskets. See “Creation and Redemption of Shares” for more details.
Net Asset Value	The NAV of the Trust is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Trustee will value the diamonds held by the Trust on the basis of the wholesale price of a GemShares GIGS Diamond Basket (rather than on the basis of individual diamonds) as determined with reference to the Index Price of a GemShares GIGS Diamond Basket calculated by the Index Price Provider. See “Overview of the Diamond Industry” and “The Index Price Provider” for a description of the wholesale and retail market prices of diamonds and the Index Price calculation. The Trustee will determine the NAV of the Trust on each day that NASDAQ is open for regular trading, as promptly as practicable after 4:00 p.m. New York time. If no Index Price calculation is made by 4:00 p.m. on a particular evaluation day or has not been announced by 4:30 p.m. New York time on a particular evaluation day, the next most recent Index Price calculation of GemShares GIGS Diamond Baskets will be used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use as a basis for such determination. [to be confirmed] The Trustee will also determine the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.
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Trust	The Trust’s ordinary recurring charges are expected to be the remuneration due to the Sponsor (the “Sponsor’s Fee”) and the Certification Agent. In exchange for the Sponsor’s Fee, the Sponsor has agreed to (1) assume the ordinary administrative and marketing expenses that the Trust is expected to incur and (2) advance the payment of Trust expenses not otherwise assumed by the Sponsor, which advances shall be repaid when the Sponsor’s Fee is paid. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC and FINRA registration fees.
The Sponsor’s Fee and Trust Expenses	The Sponsor’s Fee will be payable monthly in arrears and will accrue daily at an annual rate equal to [____]% of the daily ANAV of the Trust. The Sponsor’s Fee will be payable in kind in physical diamonds and/or in cash. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to continue a waiver after the end of such stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fee.
The Trustee will from time to time instruct the Custodian to sell and/or deliver diamonds in such quantity as may be necessary to permit payment of the Sponsor’s Fee and Trust expenses advanced by the Sponsor and instruct the Custodian to sell or deliver diamonds in such quantity as may be necessary to permit payment in cash of Trust expenses not assumed or advanced by the Sponsor. The Trustee will endeavor to sell diamonds at such times and in the smallest amounts required to permit such cash payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than diamonds (i.e., cash); provided, however, the Trustee shall not instruct the Custodian to, and the Custodian shall not, deliver or sell diamonds except in one or more whole GemShares GIGS Diamond Baskets. The Sponsor has agreed to advance expenses of the Trust so as to allow the Trustee to only deliver or sell whole GemShares GIGS Diamond Baskets when the amount of the Sponsor’s Fee and unpaid advances of Trust expenses made by the Sponsor equals or exceeds the value of one or more whole GemShares GIGS Diamond Baskets. The number of diamonds to be sold will vary from time to time depending on the level of the Trust’s expenses and the Index Price calculation. See “Business of the Trust—Trust Expenses.”
Each delivery or sale of diamonds by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event to Shareholders. See “United States Federal Tax Consequences—Taxation of US Shareholders.”
Taxation	Under current law, gains recognized by individuals from the sale of “collectibles,” including diamonds, held for more than one year are taxed at a maximum federal income tax rate of 28%, rather than the 15% or 20% rate applicable to most other long-term capital gains.
Termination Events	The Trustee will terminate and liquidate the Trust if one of the following events occurs:
➢ the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five business days of their delisting;
➢ [The Index Price is no longer calculated or available and a substitute pricing measure has not been identified within [_] business days.]
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➢ Shareholders acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;
➢ 60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;
➢ any sole Custodian then acting resigns or is removed and no successor custodian has been employed within 60 days of such resignation or removal;
➢ the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of that determination;
➢ the CFTC determines that the Trust is a commodity pool under the CEA and the Trustee has actual knowledge of that determination;
➢ the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $[___] million (as adjusted for inflation by reference to the US Consumer Price Index) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last trading date on which the aggregate market capitalization of the Trust was less than $[___] million, notice from the Sponsor of its decision to terminate the Trust;
➢ the Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;
➢ 60 days have elapsed since DTC ceased to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or
➢ the Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.
Upon the termination of the Trust, the Trustee will arrange for the sale of the Trust’s diamonds and, after paying or making provision for the Trust’s liabilities, distribute the cash proceeds to Shareholders surrendering Shares. See “Description of the Trust Agreement—Termination of the Trust.”
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Authorized Participants	Share Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a DTC Participant, (3) have entered into an agreement with the Trustee and the Sponsor (the “Authorized Participant Agreement”) and (4) have entered into an Authorized Participant Custody Account Agreement with the Custodian. The Authorized Participant Agreement provides the approved procedures for the creation and redemption of Share Baskets, the delivery of GemShares GIGS Diamond Baskets required for such creations or redemptions and the payment of the Transaction Fee for any creation or redemption order. Pursuant to the Authorized Participant Agreement, each Authorized Participant is obligated to acquire diamonds for Creation Basket Deposits from sources that confirm they are participants in the Kimberly Process program. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor. See “Creation and Redemption of Shares” for more details.
Clearance and Settlement	The Shares will be evidenced by one or more global certificates that the Trustee will issue to DTC. The Shares will be available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Summary of Financial Condition

As of the close of business on [______], the date of formation of the Trust, the NAV of the Trust, which represents the value of the diamonds deposited into and held by the Trust in exchange for the Seed Share Baskets, was $[______] and the NAV per Share was $[______]. See “Statement of Financial Condition” in this prospectus.

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Risk Factors

Investors should consider carefully the risks described below before making an investment decision. Investors should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes,

An investment in the Trust may be deemed highly speculative and is not intended to be a complete investment program.

An investment in the Trust may be deemed highly speculative and is not intended to serve as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of loss associated with an investment in the Trust. Investors should review closely the investment objectives and strategy and redemption provisions of the Trust, as discussed herein and familiarize themselves with the risks associated with an investment in the Trust. There is no guarantee that the Trust will achieve its investment objectives or that an investor will receive a return of its investment.

The value of the Shares relates directly to the value of the GIGS diamonds held by the Trust and fluctuations in the value of GemShares GIGS Diamond Baskets could materially adversely affect an investment in the Shares.

The value of the Shares relates directly to the value of the GIGS diamonds held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid expenses). Therefore, the value of the Shares will fluctuate with the prices of the diamonds included in GemShares GIGS Diamond Baskets, which have fluctuated over the past several years. Several factors may affect the price of GemShares GIGS Diamond Baskets and diamonds in general, including:

•	Global diamond supply and demand, which is influenced by such factors as general economic influences on jewelry demand, and production and cost levels in major diamond-producing regions such as central and southern Africa and countries including Canada, Russia, India, Brazil and Australia;
•	Activities of major diamond producers, including the potential discovery of new diamond mines (see “Risk Factors—Diamond mining and production is highly concentrated and largely controlled by a small number of miners and producers...” below); and
•	Global or regional political, economic or financial events and situations.

In addition, investors should be aware that there is no assurance that GemShares GIGS Diamond Baskets will maintain their long-term value in the future. In the event that the price of GemShares GIGS Diamond Baskets declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Authorized Participants and diamond market participants may determine that a GemShares GIGS Diamond Basket no longer represents a fungible or interchangeable grouping of diamonds, resulting in the dissolution of the Trust.

The Sponsor believes that each GemShares GIGS Diamond Basket is fungible and interchangeable on an aggregated basis with any other GemShares GIGS Diamond Basket. The Sponsor regards the fungibility of the GemShares GIGS Diamond Baskets to be essential to the Trust’s ongoing operation. To the extent that market participants no longer deem a GemShares GIGS Diamond Basket to be fungible, the Trust may be unable to alter the Required Delivery Standards for the composition of a GemShares GIGS Diamond Basket in order to restore market confidence in fungibility. As a result, the Trust may be required to liquidate at a time that is disadvantageous to Shareholders.

Diamond mining and production is highly concentrated and largely controlled by a small number of miners and producers who have had and continue to have the ability to influence the supply and demand for

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diamonds throughout the production phase, which market impact could materially adversely affect an investment in the Shares.

The mining of rough diamonds and the production and sale of diamonds are industries with a limited number of large participants who control a substantial amount of the market share for such diamonds. The disproportionate market control of a limited number of companies is due to historical dominance of such companies over production areas, limited access to diamond resources and, in certain cases, government authorized monopolies or near-monopolies on the diamond mining or production industries in certain diamond producing nations. Such large companies represent a sufficiently large share of the diamond supply and intermediate demand in the production cycle for diamonds that the activities of such companies may, independently or jointly, depress the appreciation of GemShares GIGS Diamond Basket prices through, for example, price stabilization efforts and, thereby, materially adversely affect an investment in the Shares.

Because the Trust invests only in diamonds, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

The Trust invests only in physical diamonds. As a result, the Trust’s holdings are not diversified. Accordingly, the Trust’s NAV may fluctuate substantially over time and may be more volatile than another investment vehicle with a more broadly diversified portfolio. Fluctuations in the price of diamonds are expected to have a direct impact on the value of the net assets of the Trust.

The Shares may trade at a price which is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours between NASDAQ and major diamond markets.

The Shares may trade at, above or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between NASDAQ and the major diamond markets, including Antwerp, London, Tel Aviv and Mumbai, as well as emerging markets in India and China. While the Shares will trade on NASDAQ until 4:00 p.m. New York time, liquidity in the market for diamonds will be reduced after the close of the major world diamond markets, including Antwerp, London, Tel Aviv and Mumbai, as well as emerging markets in India and China. As a result, during this time, trading spreads, and the resulting premium or discount on the Shares may widen.

Purchasing activity in the diamond markets associated with the purchase of Share Baskets from the Trust may cause a temporary increase in the price of GemShares GIGS Diamond Baskets. This increase may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the diamonds required for deposit into the Trust in connection with the creation of Share Baskets may increase the market wholesale price of GemShares GIGS Diamond Baskets, which will result in higher prices for the Shares. Increases in the wholesale price of GemShares GIGS Diamond Baskets may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of GemShares GIGS Diamond Baskets that may result from increased purchasing activity of diamonds connected with the issuance of Share Baskets. If the price of GemShares GIGS Diamond Baskets declines, the trading price of the Shares may also decline.

The Sponsor and its management have no history of operating investment vehicles that are similar to the Trust. Their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was formed to be the Sponsor of exchange traded vehicles and has no history operating investment vehicles like the Trust. If the experience of the Sponsor and its management is not adequate or suitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The Shares and their value could decrease if unanticipated operational or trading problems arise.

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There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

If the process of creation and redemption of Share Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the Shares closely linked to the price of GemShares GIGS Diamond Baskets may not exist and, as a result, the price of the Shares may fall.

If the processes of creation and redemption of Shares (which depend on timely transfers of diamonds between the Custodian and Authorized Participants) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Share Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying diamonds may be precluded from, or disinclined to, engage in such transactions. In such cases, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the wholesale price of GemShares GIGS Diamond Baskets and may fall.

The liquidity of the Shares may also be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on the Exchange withdraw from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result in an investor incurring a loss on its investment.

The liquidity of the Shares may be adversely affected by credit risk in the diamond dealer marketplace.

The diamond market includes, apart from major companies including publicly traded companies, a large number of small- to mid-sized businesses that are diamond dealers that may heavily rely on credit to operate their business. A substantial tightening of credit markets, such as that which occurred in 2008, may result in stagnation in the diamond market among smaller diamond dealers or in the closure or bankruptcy of small- to mid-sized diamond dealer businesses. Such stagnation or large scale closure of diamond market participants may limit the ability of Authorized Participants or the Diamond Consolidator to acquire GemShares GIGS Diamond Baskets needed for the creation of Shares or may limit the avenues through which Authorized Participants can trade in GemShares GIGS Diamond Baskets acquired through the redemption of Shares. In the event that Authorized Participants are unable to place creation or redemption orders, the liquidity of the Shares on the Exchange will likely decrease which could adversely affect the market price of the Shares and result in an investor incurring a loss on its investment.

Shareholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and [neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Shares]. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

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The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust may be required to terminate and liquidate under certain circumstances. For example, Shareholders who own 75% of the Shares have the power to terminate the Trust. If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when the wholesale price of GemShares GIGS Diamond Baskets is lower than the price at the time when Shareholders purchased their Shares. In such a case, when the Trust’s diamonds are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the wholesale price of a GemShares GIGS Diamond Basket were higher at the time of sale. See “Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The lack of a market for the Shares may limit the ability of Shareholders to sell their Shares.

Prior to the date of this prospectus, there has been no active trading market for the Shares. Although the Shares are expected to be listed for trading on NASDAQ, subject to notice of issuance, there can be no assurance that an active trading market for the Shares will develop or be maintained. The market price and liquidity of the Shares may be adversely affected in such situations. If an investor needs to sell Shares at a time when no active trading market exists, or there is a halt in trading of securities generally or of the Shares, this will most likely adversely affect the price the investor receives for the Shares (assuming the investor is able to sell them).

Redemption orders for Shares are subject to postponement, suspension or rejection by the Trustee under certain circumstances.

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which NASDAQ is closed other than customary weekend or holiday closings, or trading on NASDAQ is suspended or restricted, (2) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of diamonds is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders. In addition, the Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder. For example, the resulting delay may adversely affect the value of the Shareholder’s redemption distribution if the price of the Shares declines during the period of the delay. Under the Trust Agreement, the Sponsor and the Trustee disclaim any liability for any loss or damage that may result from any such suspension or postponement.

The Sponsor does not actively shift the Trust’s portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline in the price of diamonds. The Trust’s NAV per Share will increase only if the value of diamonds increases over time.

The Sponsor does not actively manage the diamonds held by the Trust. This means that the Sponsor does not sell diamonds at times when its price is high, or acquire diamonds at low prices in the expectation of future price increases. In addition, the Sponsor does not use any of the hedging techniques that are available to professional diamonds investors in the attempt to reduce the risks of losses resulting from decreases in the price of diamonds. Any losses sustained by the Trust will adversely affect the NAV per Share.

The Trust may suspend redemptions of Share Baskets by Authorized Participants in certain circumstances. To the extent that the value of diamonds declines, these delays may result in a decrease in the value of the redemption distribution received by an Authorized Participant, as well as a reduction in liquidity for all investors in the secondary market.

Although Shares are generally redeemable by Authorized Participants in exchange for the underlying amount of diamonds, the Trust may, in its discretion, suspend the right of redemption or postpone the redemption settlement date during any period while regular trading on NASDAQ is suspended or restricted, any period during which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate diamonds, or

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for any other period as the Sponsor determines to be necessary for the protection of investors. Any such postponement or suspension may adversely affect the value of the Authorized Participant’s redemption distribution if the price of Shares declines during such period of delay. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, the price an investor may receive upon sale.

Shareholders will not have the rights enjoyed by investors in certain other vehicles.

The Shares are not entitled to the same rights as shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring Shares, an investor is not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares, such as the right to bring “derivative” actions. An investor will only have the limited rights described under “Description of the Shares.”

[The Index Price may no longer be calculated or be available and there may be no substitute pricing measure for the price of GemShares GIGS Diamond Baskets potentially resulting in a termination of the Trust.

The Trust utilizes the Index Price to value the GemShares GIGS Diamond Baskets, and the diamonds of which they are comprised. The Index Price Provider has no obligation to the Shareholders to continue to calculate and make available the Index Price. The Index Price may no longer be calculated or be made available by the Sponsor for any reason. If no substitute pricing measure for the price of GemShares GIGS Diamond Baskets is identified and approved by the Sponsor, the Trust may be required to terminate at a time that is disadvantageous for Trust Shareholders.]

An investment in the Shares may be adversely affected by competition from other methods of investing in diamonds.

The Trust will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the diamond industry and other securities that may be backed by or linked to diamonds, direct investments in diamonds and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in diamonds directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The price of diamonds may be affected by the sale of exchange traded vehicles tracking diamond markets.

To the extent existing or future exchange traded vehicles ("ETVs") tracking diamond markets represent a significant proportion of demand for diamonds, large redemptions of the securities of these ETVs could negatively affect diamond prices, including that of GemShares GIGS Diamond Baskets, and the price and NAV of the Shares.

Several factors may have the effect of causing a decline in the price of diamonds, and of GemShares GIGS Diamond Baskets, and a corresponding decline in the price of Shares. Among them:

A significant increase in diamond supply hedging activity by diamond producers and jewelers. Should there be an increase in the level of hedge activity of diamond producing companies and jewelers, it could cause a decline in world diamond prices, adversely affecting the price of the Shares.

A significant increase in diamond supply. Should there be significant discoveries of mineable gem-quality diamond supplies, or if the resale and recycling of existing gem quality diamonds increases, it could cause a decline in world diamond prices, adversely affecting the price of the Shares.

A significant change in the attitude of speculators and investors towards diamonds. Should the speculative community take a negative view towards diamonds, it could cause a decline in world diamond prices, adversely affecting the price of the Shares.

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A significant change in interest rate differentials. A widening of interest rate differentials between the cost of money and the cost of diamonds could negatively affect the price of diamonds which, in turn, could adversely affect the price of the Shares.

The Trust’s diamonds may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s diamonds could be lost, damaged or stolen. Physical access to the Trust’s diamonds could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Trust’s insurance protection may not cover the full value of its diamonds and the Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor and the Custodian exposes the Trust and its Shareholders to the risk of loss of the Trust’s diamonds for which no person is liable.

The Trust’s insurance protection may not cover the full value of its diamonds. The Custodian will maintain insurance with regard to its business on such terms and conditions as it considers appropriate in connection with its custodial obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies. The Trust will not be a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Trust or the Custodian will maintain adequate insurance or any insurance with respect to the diamonds held by the Custodian on behalf of the Trust. Further, Shareholders’ recourse against the Trust, the Trustee, the Sponsor and the Custodian under New York law is limited. Consequently, a loss may be suffered with respect to the Trust’s diamonds which is not covered by insurance and for which no person is liable in damages.

The Custodian’s limited liability under the Trust Custody Account Agreement and the Authorized Participant Custody Account Agreement may impair the ability of the Trust to recover losses concerning its diamonds and any recovery may be limited, even in the event of fraud, to the market value of the diamonds at the time the fraud is discovered.

The liability of the Custodian is limited under the Trust Custody Account Agreement. [Under the Trust Custody Account Agreement, the Custodian is only liable for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited to (i) the restoration to the Trust, in number and classification, of any diamonds lost or damaged; (ii) the correction of any incorrect creation or redemption deliveries by restoration or correction of the assets of the Trust to holdings of number and classification of diamonds as if the creation or redemption order were settled correctly; or (iii) if the Custodian cannot, using commercially reasonable efforts, restore the Trust pursuant to (i) or (ii), the market value based on the Index Price of the subject diamonds at the time the Custodian communicates to the Trustee its inability to make the Trust whole.]

[Under each Authorized Participant Custody Account Agreement, the Custodian is not contractually or otherwise liable for any losses suffered by any Authorized Participant or Shareholder that are not the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will the Custodian’s liability exceed the market value of the balance in the Authorized Participant Custody Account at the time such gross negligence, fraud or willful default is discovered. In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Trust Custody Account Agreement or the Authorized Participant Custody Account Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. Furthermore, the recourse of the Trustee or the Shareholder is limited under U.S. law, as the Custodian will not be liable for any delay in the performance or any non-performance of its obligations by reason of any cause beyond its reasonable control.]

The Trust may not have adequate sources of recovery if its diamonds are lost, damaged, stolen or destroyed.

If the Trust’s diamonds are lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For

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example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

The Trust will rely on the Custodian for the safekeeping of all or essentially all of the Trust’s diamonds. The Trustee is not liable for the acts or omissions of the Custodian, and has no obligation to monitor the activities of the Custodian other than to receive and review reports prepared by the Custodian pursuant to the Trust Custody Account Agreement. In addition, the Trust Custody Account Agreement limits the Trustee’s ability to monitor the performance of the Custodian because the Trustee, the Sponsor and any accountants or other inspectors selected by the Sponsor have only limited rights to visit the premises of the Custodian for the purpose of examining the Trust’s diamonds and certain related records maintained by the Custodian. As a result, any failure by the Custodian to exercise due care in the safekeeping of the Trust’s diamonds may not be detectable or controllable by the Trustee and could result in a loss to the Trust.

Shareholders and Authorized Participants lack the right under the Trust Custody Account Agreement to assert claims directly against the Custodian.

Neither the Shareholders nor any Authorized Participant will have a right under the Trust Custody Account Agreement to assert a claim of the Trustee against the Custodian. Claims under the Trust Custody Account Agreement may only be asserted by the Trustee on behalf of the Trust.

Diamonds delivered to the Trust in GemShares GIGS Diamond Baskets in connection with the creation of a Share Basket may not meet the Required Delivery Standards and, if a Share Basket is issued against such non-conforming diamonds, the Trust may suffer a loss.

While there are specific quality control measures in place in the process of creating a GemShares GIGS Diamond Basket, there is no guarantee that each diamond included in such GemShares GIGS Diamond Basket conforms to the Required Delivery Standards. The Trust may suffer a loss if Shares are issued against any non-conforming GemShares GIGS Diamond Baskets.

The sale or delivery of the Trust’s diamonds to pay expenses not assumed or advanced by the Sponsor at a time of low prices of diamonds could adversely affect the value of the Shares.

The Trustee will arrange to sell or deliver diamonds held by the Trust to pay the Sponsor’s Fee and/or Trust expenses not assumed or advanced by the Sponsor on an as-needed basis irrespective of then-current diamond prices. The Trust is not actively managed and no attempt will be made to transfer, buy or sell diamonds to protect against or to take advantage of fluctuations in the price of GemShares GIGS Diamond Baskets. Consequently, the Trust’s diamonds may be transferred or sold at a time when the price of GemShares GIGS Diamond Baskets is low, resulting in a negative effect on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Trustee under the Trust Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without [gross negligence, bad faith or willful misconduct] on its part. That means the Sponsor or the Trustee may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of the Shares.

Use of Proceeds

The Trust will receive diamonds in connection with the issuance and sale of Share Baskets. Diamonds are held by the Custodian on behalf of the Trust until distributed to Authorized Participants in connection with the redemption of Share Baskets, disbursed or sold to pay the Sponsor’s Fee and Trust expenses advanced by the Sponsor, or sold as needed to pay the Trust’s expenses not assumed or advanced by the Sponsor.

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Overview of the Diamond Industry

Introduction

This section provides a brief introduction to the global diamond industry by describing the Kimberley Process, which was developed in response to the controversy over “conflict diamonds” in the 1990s, summarizing the diamond supply chain, including the role of the major supplier in the market (De Beers sa, parent of the De Beers Family of Companies, referred to herein as “De Beers”) and discussing other diamond market segments.

Natural diamonds are carbon crystals that form deep within the mantle of the earth when carbon is exposed to extreme pressure and high temperatures. Diamonds, along with large quantities of magma, are ejected to the surface of the earth by explosive volcanic eruptions, forming rock formations known as kimberlite or lamproite pipes. Kimberlite and lamproite pipes are known as primary diamond sources. Secondary diamond sources known as alluvial deposits are deposits of diamonds that have been removed from kimberlite or lamproite pipes by natural erosion and eventually settled in riverbeds, along shorelines, in glaciers or on the ocean floor.

Kimberlite pipes, which extend as deep as two kilometers, currently are found in Southern Africa, Russia and Canada. Lamproite pipes are shallower and rarer, with diamond-bearing lamproite pipes only currently mined in Western Australia.

History

The international diamond trade was historically based in Brazil and southern Africa, while London, Amsterdam and Antwerp established themselves as trade and cutting centers. By the beginning of the twentieth century De Beers had emerged as the diamond powerhouse, accounting for approximately 90 percent of the world’s rough-diamond production and distribution.

Over the past 20 years the diamond industry has experienced significant structural changes in all segments of the supply chain. Production diversified into Russia, Australia and Canada, in addition to the African continent, with 133 million carats produced worldwide in 2010.

Historically, De Beers used its diamond stockpiles to curtail price volatility. However, beginning in 2002, De Beers undertook a transformational strategy by relinquishing its role as steward of the industry and instead focusing on generating consumer demand through its own brand. The strategy resulted in the Supplier of Choice program and a partnership with LVMH Moet Hennessy-Louis Vuitton to open retail stores. As a result additional competition was introduced on the supply side as new competitors began to sell rough diamonds.

Conflict Diamonds and the Kimberley Process

In the 1990s the industry faced a controversy over “conflict diamonds”. In various politically unstable African countries, paramilitary or rebel groups had taken control of the diamond mines and were using the proceeds from diamond sales to finance their operations. Although these diamonds ended up in legitimate channels, they were either directly or indirectly funding violent conflict.

In response, the Kimberley Process (“KP”) was established in 2002. An international process that came about under the auspices of the United Nations, it requires certification of all rough diamonds to guarantee that their trade does not finance rebel activities.

The system tracks diamonds from mining countries to manufacturing and limits diamond trade to KP-member countries. As a result, diamonds have become one of the most regulated commodities in the world, formalized with the signing of the Kimberley Process Certification Scheme (“KPCS”) in 2002 and subsequent enabling legislative measures in seventy signatory countries. Governments are required to implement strict import/export control regimes and to adopt rigid control systems governing the diamond industry.

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The KPCS tracks rough diamonds as they cross international borders. Rough diamonds first receive a KP certificate from customs when they are exported from a producing country where the diamonds are mined. Each time a parcel of rough diamonds is imported into a new country, customs authorities ensure the existence and authenticity of the KP certificate. If rough diamonds are exported again, they receive a new certificate issued by the exporting country. This process continues until the rough diamonds are polished, at which point the System of Warranties (described below) ensures traders, retailers and consumers that the polished diamonds they are buying are sourced from KP compliant rough diamonds.

The System of Warranties extends the KP conflict-free assurance from rough diamonds to polished diamonds. The principal element of the System of Warranties is a declaration on the invoice accompanying every transaction (apart from the transaction directly to the consumer) of polished diamonds that declares the diamonds are ‘not involved in funding conflict and are in compliance with United Nations resolutions.’

The 49 current participants in the Kimberley Process represent 75 countries and control 99.8 percent of the total diamond supply. Experts suggest that after the introduction of the KPCS, the share of conflict diamonds fell from approximately 4 percent to less than 1 percent of global trade in diamonds. Responsibility for supervising the Kimberley Process lies with a chairperson, who is elected annually during a plenary meeting, and by the Working Group on Monitoring, which ensures that participants adhere to the rules.

The World Diamond Council was established in July 2000 by a resolution passed at the World Diamond Congress in Antwerp, Belgium by the World Federation of Diamond Bourses and the International Diamond Manufacturers Association. The World Diamond Council lobbied both governments and the United Nations to create a system that would prevent diamonds from conflict areas from entering the legitimate trade. On December 1, 2001, the UN General Assembly unanimously approved a commitment to a certification scheme that would eliminate conflict diamonds and institute sanctions against transgressors. Subsequently, the U.S. Congress passed the Clean Diamonds Trade Act by an overwhelming majority, and similar legislation was passed in every country that ultimately joined the KPCS, which formally launched on January 1, 2003. As a non-government body, the World Diamond Council is an observer in the KP forum, but it continues to play a role in its activities and deliberations. This includes the creation of the “peer review” system, which ensures the credibility of the KPCS. In the years since the KPCS was created in 2003, the World Diamond Council has participated in a large number of review visits to KP member countries.

The Diamond Supply Chain

Eight stages define the supply chain in the diamond industry; exploration, mining and production, rough diamond sales, cutting and polishing, polished diamond sales, jewelry manufacturing, retail sales and consumer demand.

As the diamonds pass through each stage of the chain, their value grows in relatively small increments until they reach manufacturing and retail. The highest portion of revenues is generated at the retail stage, with revenues in 2010 slightly exceeding $60 billion worldwide.

The highest profit margins are realized in the production and retail segments at either end of the chain. In 2010 producers achieved operating margins of 22 to 26 percent, the highest in the industry, followed by the 5 to 10 percent margins achieved by retailers. Margins and revenues are lowest in the middle segments of the supply chain. The total industry profit pool was approximately $11 billion in 2010.

Exploration

Rough diamonds are presently mined in some 25 countries around the world from underground, open-cast and offshore operations. Global natural rough diamond production for 2011 totaled 124 million carats with nearly 83% of production, in value terms, coming from Botswana, Russia, Canada, South Africa and Angola, according to the Kimberley Process Annual Report.

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There exist markets for both uncut and unpolished rough diamonds and those cut and polished diamonds that are suitable for use in jewelry or for industrial purposes. In a typical year, approximately one-half of rough diamond production by volume consists of gem and near gem quality diamonds fit for setting in jewelry, though such diamonds represent roughly 95 percent of the value of production. Diamonds held by the Trust are mined, cut and polished gem-quality diamonds that meet the specifications set forth in the Required Delivery Standards.

Rough diamonds are not a homogenous product and are classified in terms of size, clarity and model (i.e., shape). These characteristics are the main determinants of a rough diamond’s price and are used to classify a rough diamond as gem, near gem or industrial. The principal determinant of this categorization is clarity. Typically, gem and near gem quality diamonds are used in jewelry, whereas industrial quality diamonds are used principally for cutting, grinding and drilling purposes in a variety of industries, such as the dental and construction industries.

The exploration of a potential diamond site is a complex process that takes many years and considerable financial investment, with no guarantee of ultimate payback. From the moment that prospecting gets under way until the point where commercial production can commence, six to ten years can elapse, and the odds of success are extremely low. For example, at the greenfield exploration stage, the probability that a producer will find a deposit that both contains diamonds and can be commercially developed into a diamond mine is only about 1 to 3 percent. The probability of successful commercial development at the feasibility assessment stage jumps to 25 percent, although significant uncertainty remains.

In the decade leading up to the economic crisis that began in 2008, producers around the world tended to increase their overall spend on exploration in line with rising demand and rough-diamond prices. From 2001 to 2008 exploration expenditure in the industry grew by 26 percent annually, driven by declining reserves in existing mines and the need to locate new diamond sources. In the second half of 2008, however, the economic crisis caused a break in the investment pattern, and in 2009 spending on exploration fell by 64 percent. From 2006 to 2010 the world’s top four top production players spent 1 to 3.5 percent of their total revenues on exploration.

The most likely scenario for the next decade is that new supplies will mainly come from existing mines and previously explored diamond deposits. With industry projections of worldwide demand outpacing supply, producers are reevaluating known sources. In some cases, sites that can now be mined more profitably are being reopened, and production is resuming. In others, tailings can be reprocessed using newer, more efficient technologies that extract previously unrecovered stones.

Mining and Production

The mining process consists of three stages: ore excavation, processing and extraction.

Ore excavation involves drilling and blasting waste rock material and hauling it away, an extremely expensive process. Next is the excavation of the diamond-bearing ore. One of the key determinants of a viable diamond mining project is the stripping ratio: how many tons of waste rock material must be removed in order to excavate one ton of diamond-bearing ore.

Once ore is removed it is transported to on-site processing plants where the second mining stage, processing, begins. This stage consists of multistep crushing of the extracted ore. Its purpose is to reduce the ore to a manageable size for further processing.

In the third stage, extraction, producers sort the ore mechanically, then use various methods such as gravity and dense media separation to cull diamonds from the waste material. Miners today make use of as much automation as possible to minimize labor costs and theft risk.

The main producers of rough diamonds today follow (in alphabetical order):

ALROSA. The predecessor of Russia’s largest diamond company was founded in 1957 in the Union of Soviet Socialist Republics (the USSR). In 1992 it was transformed into the joint stock company ALROSA. Key shareholders are the Russian Federation government (51 percent), the state government of the Yakutia Republic (32

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percent) and local municipalities (8 percent). The company’s core business is the production of rough diamonds in Russia and Angola. ALROSA production in 2010 exceeded 34 million carats.

BHP Billiton. A global diversified natural resources company, BHP Billiton was founded in 1885. The company owns 80 percent of the Ekati mine in Canada; in 2010, its share of diamond production from that mine totaled three million carats. Diamond sales constituted 2.4 percent of total company revenues in 2010.

De Beers. Founded in 1888, De Beers grew into a family of interrelated companies in diamond mining, trading and industrial diamond manufacturing. Key shareholders are Anglo American plc, and the government of Botswana. Rough-diamond production in South Africa, Namibia, Botswana and Canada makes up the core business. De Beers’ production in 2010 was 33 million carats.

Harry Winston Diamond Corporation. Founded in 1994 with the discovery of its first and only asset in the mining segment, the Diavik diamond mine in Canada (Harry Winston owns a 40 percent share; 60 percent is owned by Rio Tinto). Harry Winston is also integrated into the premium retailing segment of the diamond industry via its subsidiary, Harry Winston Inc. In 2010 Harry Winston’s share of production from the Diavik mine was 2.2 million carats.

Petra Diamonds. An AIM exchange-quoted independent diamond company, Petra Diamonds entered an accelerated growth stage when it merged with Crown Diamonds in 2005, introducing production to the group. Involved in both production and exploration, Petra Diamonds aims to optimize operations at assets acquired from the largest players, especially across Africa. Petra Diamonds’ production in 2010 was 1.2 million carats.

Rio Tinto. Founded in 1873, Rio Tinto is a diversified UK–Australian mining and resources group with headquarters in London and Melbourne. The company produces diamonds in Australia, Canada and Zimbabwe. In 2010, Rio Tinto’s share of diamond production was 13.8 million carats. Diamond sales constituted 1.2 percent of total revenues for the company in 2010.

In terms of geographical diversification of the resources, the diamond industry is highly concentrated in a few locations, with about 70 percent of the world’s diamonds located in Africa and Russia. The other main producing regions are Canada and Australia, both relatively recent entrants.

The diamond industry is also highly concentrated in terms of market participants. The two largest players in the industry, De Beers and ALROSA, together account for close to 70 percent of the world’s annual production of rough diamonds, which, according to reports from the International Diamond Exchange (“IDEX Online, S.A.” or “IDEX”) and the Kimberley Process, totaled $12.3 billion in sales in 2010. However, some industry sources estimate the 2010 total value of production to be anywhere from $13 billion to $15 billion, but that figure includes smaller players whose production figures are not easily quantified, such as the informal and artisanal producers that operate throughout Africa. The next largest players, Rio Tinto and BHP Billiton, jointly produce about 15 percent. Other players, which include Petra Diamonds, Harry Winston and a score of smaller (including artisanal) miners in Africa, contribute the remaining approximately 15 percent of production in value terms.

The world’s supply of diamonds comes from relatively few sources. Only 11 deposits account for about 62 percent of world production. Large diamonds account for a very large proportion of the market by value but a small portion by volume.

After extracting the rough diamonds, producers inspect, classify and prepare them for sale. Each diamond is sorted according to four basic parameters widely known in the industry as “the 4 Cs”: cut, clarity, color and carat. Each of the four parameters has myriad gradations, and by the time the diamonds reach the final stage, they have been sorted into 12,000 to 16,000 different categories. Even though diamond appraisers use predefined guidelines to evaluate the stones, a certain amount of subjectivity is inevitable.

All major diamond mines are facing steady or declining production in the next five- to ten- year period. Those include all of the diamond mines of De Beers, BHP Billiton, Harry Winston and Petra Diamonds. Global diamond production is not expected to increase in the next ten years, with annual production estimated at 120-130 million

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carats of gem and industrial grade diamonds. This is a large decline from the 162-168 million carats mined in 2007 and 2006, and much less than the over - 176 million carats per year mined prior to that, according to IDEX.

In terms of carats produced, only about 7 percent of world production, in all qualities, including industrial, is of rough diamonds larger than two carats. As a general rule, at least half of the material is lost in the polishing process (i.e., a 50 percent yield), which means that a 2 carat rough diamond would ultimately yield close to a 1 carat polished diamond, according to an IDEX estimate.

Rough Diamond Sales

Diamond polishers (referred to as “manufacturers”) purchase rough mined diamonds from different sources and then polish the rough diamonds into polished diamonds that are destined to be set in jewelry. Gaining access to rough stones is critical to the business of cutters and polishers, and the sale of rough diamonds occupies one of the key junctures on the supply chain. Rough supply can come from large miners such as De Beers' Diamond Trading Company, ALROSA, and BHP Billiton, from suppliers importing rough diamonds from a wide range of smaller miners and from traders that specialize in rough. There are three types of rough-diamond sales: long-term contracts, auctions and spot sales.

In long-term contracts and the sightholder system, producers sell rough diamonds on a regular basis to the holders of long-term contracts, or sightholders. Under the system originally established by De Beers, sightholders were a small group of buyers who came to a location called a “sight” to inspect the diamonds for sale. The rough diamonds are sold in bulk lots or “boxes” according to category.

Later the sales themselves came to be known as “sights.” As the market has opened up in recent years each major producer has developed its own version of the sightholder system.

Typically sights range in frequency from every month to every six weeks. Prices are set at regular intervals that are determined by each individual producer. The quantity and quality of diamonds sold in each box is set in advance, as is the price for the entire box. Producers try to match their customers with an assortment of diamonds that suits their needs, and diamond experts who often function as dealers (known as “diamantaires”) are allowed to accept or reject the whole box; they cannot influence what is in the box. Some producers do, however, allow the diamantaires to negotiate for only part of a box.

Long-term contracts offer many advantages. With long-term contracts, producers get to know the business practices, financial capabilities and reputations of potential buyers. Transparency therefore exists and is a major benefit.

Sightholders, who are the world’s leading diamantaires, are carefully selected for their ability to market and add value to diamonds. Being a sightholder remains a highly advantageous position; fewer than 100 independent sightholders work with the largest producers and buy more than 70 percent of all diamonds produced in the world. Of that total, only 10 to 15 sightholders can afford to buy a truly significant amount of diamonds in the range of $50 million to $100 million at a single sighting.

Auctions, which ten years ago were held only for large stones, now account for as much as 30 percent of overall rough-diamond sales. The stones are typically sold in boxes with a certain assortment, similar to those used at sights.

Auctions allow buyers to make purchases without a long-term commitment, so they can take advantage of changing market circumstances. They allow producers to maximize their profits in periods when diamonds are selling high, but they are also more vulnerable to major price drops. Typically auctions help identify the maximum price the market will bear at any given time.

A diamond auction may be open only to select buyers or to the public. Companies either run auctions on their own or through specialists that take a small commission. Because auctions are less expensive than operating a long-term contract system, small and midsize producers, known as “juniors,” prefer to sell their diamonds through

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auctions. BHP Billiton is unusual in that although it is a large producer, it sells half its rough diamonds through auctions. The majority of the smaller producers use auctions as the preferred method of selling their supply.

In spot sales, producers sell a range of rough diamonds based on one-time contracts.

Each type of sale has advantages. Long-term contracts guarantee supply and a measure of stability. Auctions are relatively inexpensive to administer, and under certain macroeconomic conditions allow sellers to maximize the price for their rough diamonds. Spot sales are often conducted with nonexclusive buyers and allow for price testing of particular types of stones.

Rough-diamond prices have been showing a steady growth trend of about 3 percent per year. Two factors have tended to affect rough-diamond price performance over the years: major macroeconomic trends and internal industry dynamics. Historically De Beers used its diamond stockpiles to curtail price volatility by increasing supply in times of shortage and building stockpiles in times of weak demand. Following its change in strategic direction, however, De Beers sold off most of its inventory from 2002 to 2007 and no longer has the ability to play that role. Today the Russian state agency Gokhran is the world’s largest holder of diamond stock inventories. Although the agency has the opportunity to significantly influence the market, much as De Beers once did, it has publicly stated that it does not intend to sell off its inventory in the immediate future.

Cutting and Polishing

In the cutting and polishing stage, skilled craftspeople called lapidaries transform rough stone into finished gems. They aim to create the largest gem possible given the physical properties of the stone. During the cutting and polishing process, most diamonds lose 50 to 60 percent of their weight because material inevitably is cut or polished away.

After a century of dominance in cutting and polishing, centers including Belgium, Israel, the United States and Russia are continuing to lose ground to Asia. Only several thousand cutters remain in the traditional strongholds, and they mostly work with larger stones. Among those, there are 1,000 high-end cutters remaining in Antwerp.

Spurring the shift to Asia has been the availability of low-cost labor, a key advantage in low-margin parts of the supply chain. After the cost of buying the raw materials, labor constitutes the largest expenditure. In the United States, it costs more than $100 per carat to cut a diamond, compared with just $10 in India.

As some governments have passed beneficiation laws mandating that a certain percentage of the cutting and polishing jobs be taken by local residents, the cutting and polishing industry in Africa has also grown significantly. In the past two years alone, sales of polished diamonds from African countries have grown 28 percent, even as the overall market has declined.

Polished Diamond Sales

Compared with the fluctuations of rough diamond prices, polished diamond prices show a much smoother historical trend.

Although changes that take place all along the diamond supply chain do tend to affect polished diamond prices, some of those fluctuations are absorbed by players in the middle of the supply chain, where pricing competition is intense. As a result, prices for the end product, polished diamonds, generally do not fluctuate as much as rough diamond prices.

The single most important factor affecting polished diamond pricing is consumer demand.

Historically demand has been driven by macroeconomic factors such as total private consumption and the size of the middle class in different countries. As the world economy has grown over the past century, so has the demand for polished diamonds.

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Inventories play a less significant role in regulating the prices of polished diamonds than the prices of rough diamonds. One reason is that the industry has become so fragmented that any given company does not hold sufficient stockpiles to affect global prices. Second, cutters and manufacturers want to turn over their inventories as quickly as possible in order to free up cash for the business.

For centuries Antwerp was the undisputed center of polished-diamond sales. While that city remains the leading destination for the diamond trade, the market has dispersed. More than half of sales today take place in the central and regional offices of diamond cutters and polishers. Buyers can also go to India, Hong Kong, New York and other places. In some cases, sellers will even travel to meet the buyers.

Jewelry Manufacturing

Polished diamonds are distributed to jewelry manufacturers, jewelry retailers and jewelry wholesalers. Antwerp, Mumbai and Tel Aviv are the main polished diamond trading centers, with New York and Hong Kong serving as the entry gates to the main consuming markets, the United States and China, respectively.

Jewelry manufacturing is characterized by extreme fragmentation, with more than 10,000 manufacturers around the world. Roughly 80 percent of these manufacturers are based in India and China because of the relatively low cost of labor in those countries. From 2000 to 2010, India and China’s share in jewelry manufacturing grew from 27 percent to 55 percent. For the most part, Asian manufacturers do not brand their businesses, and the work they do is at the low end of the market.

The United States remains the largest market for diamond jewelry sales, but most new growth worldwide comes from China, India and the Persian Gulf states.

Retail Sales

A quarter-million retailers sell jewelry to consumers around the world. The fragmentation that exists in the retail segment in the United States is indicative of that segment elsewhere, as numerous players fight for market share, putting upward pressure on prices by competing for polished stones.

Global retail sales of diamond jewelry amounted to nearly $71 billion in 2011, according to Tacy Ltd., a consulting firm for the diamond industry. Of this total, an estimated 38 percent was sold in the United States, 12 percent in India, 11 percent in China, 8 percent in Japan and 7 percent in the Arab Gulf. Exceptional stones – white diamonds weighing more than 10 carats and fancy color diamonds – are sold predominantly through private client suppliers. A small portion, estimated by IDEX to be about 8 percent of total annual sales, is sold by auction houses. The world’s two most significant auction houses for diamonds are Christie’s and Sotheby’s, and some dealers look at the auction houses as price setters in determining per-carat values of these special diamonds.

The vast majority of diamonds are sold on the low- to mid-end retail market, largely in the U.S. and Asia. A much smaller quantity of top quality diamonds is entering the high-end jewelry market. There is no dominant diamond jewelry brand globally: Chow Tai Fook Jewellery, which operates mainly in China and Hong Kong, and Signet Jewelers, which operates under a number of brand names in the U.S. and UK, are the largest diamond jewelry retailers by value, with total sales in 2011 of $7.8 billion and $3.8 billion, respectively. Zale Corporation is the largest North American diamond jewelry retailer, with $377.3 million in sales in 2011. Until recently, Walmart was the largest seller of diamond jewelry in the U.S. with an estimated $2.8 billion in 2011. Tiffany & Co. accounts for 19 percent of branded high-end jewelry sales followed by Cartier International S.A. Geneve with 11 percent.

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Consumer Demand

The value of the worldwide retail market for diamond jewelry was $71 billion in 2011. Diamond retail demand is expected to grow by approximately three percent annually to reach $90 billion in 2015.

Global consumer demand for diamond jewelry is shifting. In the past, more than half of global diamond jewelry consumption occurred in the U.S. Today consumers from emerging and related high growth economies are buying diamond jewelry in increasing levels. In 2010, the U.S. represented a market share of only 38 percent, buying $6.9 billion worth of diamonds (the value of the diamonds set in diamond jewelry in retail prices), according to Tacy Ltd. In contrast, by 2015, China and India, together with Hong Kong, Taiwan and the Gulf countries are expected to consume about 40 percent of the global diamond jewelry, rising from the current 31percent market share, based on a De Beers research prediction. The forecasted rise in consumer demand, taking place when supply will be steady at best and more likely declining, is expected to provide the backdrop to rising diamond prices in the consumer markets.

At the upper end of the diamond market, demand is largely driven by high net worth individuals looking for investment and exceptional jewelry. The number of high net-worth individuals is growing at significantly higher rates than GDP growth worldwide and has been particularly pronounced in the emerging economies such as Asia, the Middle East and Russia. This increasing number of high net-worth individuals reflecting the creation of personal wealth is one of the major catalysts of growth in demand for large high-value diamonds.

Demand growth is expected to be in line with GDP growth over the medium to long-term, while supply is expected to remain static over the same period, partly due to the lack of significant exploration discoveries in the past decade. While several new diamond mines are expected to come on stream in the near future, they are expected to only partly replace some of the decreased yield of the major diamond mines, which are gradually reaching the end of the mine-life and are experiencing significant cost inflation.

Rough diamond supply is constrained by relatively high barriers to entry in the diamond mining industry, such as high exploration costs, the existence of few economically viable discoveries, and the long lead time for mine development. Total time lag for the development of a new diamond mine can take well beyond a decade, as successful exploration for a major diamond deposit can take years while generally the development of a discovered kimberlite pipe generally takes around six to eight years to bring it into production. This is the reason that only one or two major kimberlite pipes tend to come into production each decade.

Some of the world's largest open pit diamond mines are switching to underground mining to maximize production from these mines. They include, for example, Rio Tinto’s Argyle mine in Australia and certain diamond mines in Russia. However, underground mining is typically considerably more costly than open-pit operations.

Other Diamond Market Segments

Recycled Diamonds

Although the global diamond sector is often viewed as a one-way movement of diamonds (i.e., from mines to consumers), the largest depository of gem-quality diamonds actually exists continuously in the public. Since diamonds are a potential source of high value, consumers who have financial difficulties sometimes decide to sell their diamonds to jewelry stores or pawn shops to help pay debts. These diamonds are known as recycled diamonds, as they are re-sold to consumers.

After the 2008 economic fallout, the trickle of recycled diamonds entering the market became a flood as many consumers, facing growing debts, sold their diamond jewelry. Today the trade in recycled diamonds is estimated by Tacy Ltd. at $1 billion annually, making it a major source of polished diamonds. The Trust may hold recycled diamonds if they are natural mined stones of gem quality meeting all of the Required Delivery Standards.

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The Investment Sector

A limited investment sector exists consisting of private individuals and investment funds seeking to invest directly in physical diamonds. One of the current funds launched for which publicly available information exists is Diamond Circle Capital Fund, a closed-end fund traded on the London Stock Exchange. Another example is KPR Capital Diamond Fund, a privately offered fund. A third example is a Diamond investment fund proposed by Harry Winston Diamond Corporation, a leading Canadian and U.S.-listed diamond mining and retailing company, and Diamond Asset Advisors AG. Certain producers, retailers, diamond traders and even former auction house employees have also investigated launching private funds intended to purchase and hold diamond inventory, according to IDEX. As a result of the opacity of the private funds and private investment market for diamonds, it is difficult to estimate the current size of the investment sector of the current status of existing and proposed private funds.

Exchange-traded fund issuer PureFunds recently launched an exchange-traded fund that holds shares of companies operating exclusively in the diamond/gemstone industry, but as an exchange-traded fund, it does not hold physical diamonds.

Historical Diamond Prices

The wholesale prices of diamonds have experienced volatility during certain periods over the last decade and similar fluctuations going forward, should they occur, would be expected to have a direct impact on the value of the Shares. Nevertheless, despite these periods of volatility, the diamond market has been less prone to the cyclical price fluctuations typical of many commodities, due both to its fairly steady retail demand and the strong market position of major market participants. Movements in the wholesale and retail prices of diamonds in the past are not a reliable indicator of future movements. Price variation may be influenced by various factors, including (i) general economic influences on jewelry demand, (ii) production and cost levels in major diamond producing regions, (iii) activities of major diamond producers, and (iv) global or regional political, economic or financial events.

Since 2003, there has been a significant increase in diamond prices due to, among other things, increased consumer spending in the United States and Asia, targeted marketing of diamond jewelry and accelerating shortage of high-quality rough diamond supplies. In contrast to the market in 1998, when De Beers’ actively employed stockpile of rough diamonds stood close to $8 billion, it has since effectively been reduced dramatically, to a working stock level of around $1 billion by the end of 2007, where it remains about the same today.

Composition of GemShares GIGS Diamond Baskets

In order to provide for the fungibility of GemShares GIGS Diamond Baskets, all diamonds held by the Trust must comply with the Required Delivered Standards, including the GIGS Standard. The GIGS Standard was developed and patented by GemShares, LLC and is a standard for measuring diamonds that includes a combination of industry accepted measurements, as described in the Trust Agreement. To comply with the GIGS Standard, a diamond must meet certain physical/gemological and optical specifications. To comply with the Required Delivery Standards, all diamonds held by the Trust also must be accompanied by certain specified industry certifications and must be certified to be other than a “conflict” diamond.

The requirements for the composition of GemShares GIGS Diamond Baskets are summarized below:

Gemological Standards

Every diamond in a GemShares GIGS Diamond Basket must conform to the following physical/gemological identification requirements as evidenced by an accompanying GIA Diamond Grading Report:

1.                   Color grade: [                    ].

2.                   Clarity grade: [                    ].

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3.                   Individual carat weight: [                    ].

4.                   Shape and cutting style: [                    ].

5.                   Cut grade: [                    ].

6.                   Measurements: [                    ].

7.                   General proportions: [                    ].

8.                   Finish polish: [                    ].

9.                   Symmetry: [                    ].

10.                Fluorescence: [                    ].

11.                Surface characteristics or blemishes: [                    ].

12.                Culet: [                    ].

Optical Standards

Every diamond in a GemShares GIGS Diamond Basket must also conform to the following optical and proportional requirements as evidenced by an accompanying light performance analysis report by Gemex or other equivalent source of light analysis:

1.                   Direct measurement of Light Performance: [                    ].

2.                   Optical symmetry: [                    ].

3.                   Light leakage or reflector technology requirement: [                    ].

Sourcing Requirements

All diamonds held by the Trust must be accompanied by a System of Warranties declaration and a KP certificate and all vendors must certify that all diamonds supplied have non-conflict origins. See “Overview of the Diamond Industry—Conflict Diamonds and the Kimberley Process.”

Laser Identification Requirements

The Certification Agent will confirm that each diamond has the GIA Diamond Grading Report number laser inscribed on the diamond’s girdle. In addition, the GIGS trademark and the diamond’s GemShares identification serial number will be laser inscribed on the diamond.

GemShares GIGS Share Basket Composition Requirements

Each GemShares GIGS Diamond Basket will consist of [    ] diamonds and will be divided into three weight classes. Each weight class will be made up of a specified number of diamonds meeting designated weight criteria. The total weight of each GemShares GIGS Diamond Basket is currently expected to be [    ]. The Certification Agent will inspect and verify that each diamond in a GemShares GIGS Diamond Basket conforms to the Required Delivery Standards, including the GIGS Standard and specified carat weight requirements, and that each diamond is accompanied by the required industry certifications. Upon such verification by the Certification Agent, the Certification Agent will place the diamonds comprising such basket in a hologram sealed case.

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Business of the Trust

The Trust holds only physical diamonds. The activities of the Trust will be limited to (1) issuing Share Baskets in exchange for GemShares GIGS Diamond Baskets deposited with the Custodian as consideration, (2) delivering or selling diamonds as necessary to cover the Sponsor’s Fee and Trust expenses advanced by the Sponsor and selling diamonds as necessary to pay Trust expenses not assumed or advanced by the Sponsor and other liabilities and (3) delivering diamonds in exchange for Share Baskets surrendered for redemption or at termination. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of GemShares GIGS Diamond Baskets.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the wholesale price of GemShares GIGS Diamond Baskets, less the Trust’s expenses. The Shares are intended to constitute a simple, transparent and cost-effective means of making an investment similar to an outright investment in physical diamonds. A direct investment in physical diamonds requires expensive and sometimes complicated arrangements in connection with the certification, transportation, storage or custody and insurance of the diamonds. Although the Shares will not offer the exact equivalent of an investor directly possessing GemShares GIGS Diamond Baskets, they provide investors with an alternative that allows a similar level of participation in the diamond markets through the securities market. The logistics of storing physical diamonds are handled by the Custodian and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

Advantages of investing in the Shares include:

•	Easily Accessible and Relatively Cost Efficient. Investors can access the physical diamond markets through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use diamonds by using the Shares instead of using the traditional means of purchasing, trading, holding and storing diamonds and, for many investors, transaction costs related to the Shares will be lower than those associated with the purchase, storage and insurance of physical diamonds.
•	Exchange Traded and Transparent. The Shares may be bought and sold on NASDAQ like any other exchange-listed securities, and the Shares regularly trade until 4:00 p.m. New York time. This provides investors with an efficient means to implement various investment strategies, and allows investors to be long or short in their exposure to diamonds, which cannot be achieved when holding physical diamonds. Furthermore, the value of the Trust’s holdings will be reported on the Trust’s website daily.
•	Expenses. The Sponsor’s Fee associated with the Trust and the Sponsor’s assumption of most regular expenses of the Trust are competitive factors that may influence an investor’s decision to purchase Shares.

Although the Sponsor believes that an investment in the Trust provides certain advantages, as set forth above, relative to an investor’s direct investment in diamonds, investing through the Trust does impose an added layer of fees, expenses, and risks that would not necessarily apply in the case of a direct investment in physical diamonds.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of the wholesale price of GemShares GIGS Diamond Baskets as measured by the Index Price of GemShares GIGS Diamond Baskets, less the expenses of the Trust, the Shares may trade in the secondary market on NASDAQ at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between NASDAQ and the locations of the major diamond markets in [           ]. While the Shares will trade on NASDAQ until 4:00 p.m. New York time, liquidity in

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the global diamond markets will be reduced after the close of various overseas diamond markets. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s ordinary recurring expenses are expected to be the Sponsor’s Fee and remuneration due to the Certification Agent. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and reimbursement of the Custodian’s expenses under the Trust Custody Account Agreement, marketing support fees and expenses, Exchange listing fees, SEC and FINRA registration fees, printing and mailing costs, maintenance expenses for the Trust’s website, audit fees, other related costs and up to $[___,000] per annum in legal expenses. The Sponsor has agreed to advance payment on Trust expenses not assumed by the Sponsor, which advances shall be repaid to the Sponsor either by delivery of diamonds or cash together with the transfer of diamonds or cash in satisfaction of the Sponsor’s Fee. Examples of Trust expenses not assumed by the Sponsor include costs relating to litigation and other extraordinary expenses.

The Sponsor’s Fee will accrue daily at an annualized rate equal to [____]% of the daily ANAV of the Trust and will be payable monthly in arrears in diamonds and/or in cash; provided, however, that the Trust shall not deliver or sell diamonds for such purpose unless and until the amount to be sold or transferred in satisfaction of the Sponsor’s Fee and any Trust expenses advanced by the Sponsor exceeds the value of a GemShares GIGS Diamond Basket. The Sponsor shall not earn interest on any Sponsor’s Fee or advanced Trust expenses prior to payment of such liabilities. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee.

The Sponsor’s Fee, together with any Trust expenses advanced by the Sponsor, shall be paid by delivery of diamonds to the Sponsor’s Custody Account and/or cash to the Sponsor on a monthly basis, usually on the first business day of the month in respect of fees payable for the prior month. However, if the amount of the Sponsor’s Fee and Trust expenses advanced by the Sponsor does not exceed the value of a GemShares GIGS Diamond Basket, the Sponsor’s Fee shall be paid on the next business day on which the amount payable to the Sponsor for such purposes exceeds the value of a GemShares GIGS Diamond Basket. The daily accrual of the Sponsor’s Fee shall, for each prior month, be calculated at the current Index Price for GemShares GIGS Diamond Baskets. Unpaid Sponsor’s Fees and Trust expenses advanced by the Sponsor shall not accrue interest.

The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell diamonds in such quantity and at such times as may be necessary to permit payment in cash of Trust expenses not assumed or advanced by the Sponsor; provided, however, that any such sale may only be of one or more whole GemShares GIGS Diamond Baskets. Where such sale is not possible in a whole GemShares GIGS Diamond Basket, the Sponsor shall advance payment of Trust expenses it has not otherwise assumed. The Trustee will endeavor to sell diamonds at such times and in the fewest number required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than diamonds (i.e., cash). Accordingly, the number of diamonds to be sold may vary from time to time depending on the level of the Trust’s expenses and the Index Price. The Custodian may purchase from the Trust, at the request of the Trustee, diamonds needed to cover Trust expenses not assumed or advanced by the Sponsor at the price used by the Trustee to determine the value of the diamonds held by the Trust on the date of the sale.

Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest. Each delivery or sale of diamonds by the Trust to pay the Sponsor’s Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

Impact of Trust Expenses on the Trust’s NAV

The Trust will sell diamonds in such quantity as may be necessary to raise the funds needed to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses and for the payment of all Trust expenses not assumed or advanced by the Sponsor. Should the Sponsor elect to receive payment in kind for its fees and any expenses incurred, the Trust will deliver diamonds in such quantity as may be necessary to the Sponsor’s

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Custody Account. Such sales or deliveries may only be of one or more whole GemShares GIGS Diamond Baskets. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust will not engage in any activity designed to derive a profit from changes in the Index Price for GemShares GIGS Diamond Baskets. Diamonds not needed to redeem Share Baskets, or to cover the Sponsor’s Fee, any amounts advanced by the Sponsor to pay Trust expenses or Trust expenses not assumed or advanced by the Sponsor, will be held in physical form by the Custodian. As a result of the recurring sales or deliveries of diamonds necessary to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses and to pay the Trust expenses not assumed or advanced by the Sponsor, the NAV of the Trust and, correspondingly, the fractional amount of physical diamonds represented by each Share will decrease over the life of the Trust. New deposits of GemShares GIGS Diamond Baskets, received in exchange for additional new Share Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the deliveries and sales of diamonds discussed above on the fractional number of diamonds represented by each outstanding Share for three years. It assumes that the only dispositions of diamonds will be those deliveries needed to pay the Sponsor’s Fee and that the price of diamonds and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional number of diamonds represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time. Although, for the purposes of illustration, the example assumes the ability of the Trust to sell or deliver to the Sponsor fractional amounts of diamonds in fulfillment of the Sponsor’s Fee and expenses advanced by the Sponsor, in reality, the Trust will not sell or deliver diamonds to the Sponsor except in whole GemShares GIGS Diamond Baskets.

	Year 1	Year 2	Year 3

Hypothetical Index Price per GemShares GIGS Diamond Basket	$	$	$
Sponsor’s Fee	%	%	%
Shares of Trust, beginning
Number of GemShares GIGS Diamond Baskets in Trust, beginning
Beginning ANAV of the Trust	$	$	$
Number of GemShares GIGS Diamond Baskets to be delivered to cover the Sponsor’s Fee
Number of GemShares GIGS Diamond Baskets in Trust, ending
Ending ANAV of the Trust	$	$	$
Ending NAV per share	$	$	$

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Description of the Trust

The Trust is a common law trust, formed on [___________] under New York law pursuant to the Trust Agreement. The Trust only holds natural physical diamonds and is expected from time to time to issue Share Baskets in exchange for deposits of GemShares GIGS Diamond Baskets, and to distribute diamonds in connection with redemptions of Share Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the wholesale price of GemShares GIGS Diamond Baskets less the expenses of the Trust. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment relative to traditional means of investing directly in physical diamonds, albeit with an added layer of fees, expenses, and risks that would not necessarily apply in the case of an outright direct investment in diamonds. The material terms of the Trust Agreement are discussed under “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. The Trust will hold only physical diamonds and will not hold or trade in derivative instruments tracking the price of diamonds or the performance of the diamond industry. The Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Trust expects to create and redeem Shares from time to time but only in Share Baskets (a Share Basket equals a block of [50,000] Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Share Baskets.

The total number of GemShares GIGS Diamond Baskets required for the creation of a Share Basket will be based on the combined NAV of the number of Share Baskets being created or redeemed. The initial number of GemShares GIGS Diamond Baskets required for deposit with the Trust to create one Share Basket is [__]. The number of GemShares GIGS Diamond Baskets required to create a Share Basket or to be delivered upon redemption of a Share Basket will gradually decrease over time. This is because the Shares comprising a Share Basket will represent a decreasing number of diamonds due to the delivery or sale of the Trust’s diamonds to pay the Sponsor’s Fee or the Trust’s expenses not assumed or advanced by the Sponsor. Share Baskets may be created or redeemed only by Authorized Participants, who will pay a Transaction Fee of $[___] for each order to create or redeem Share Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Share Baskets they purchase from the Trust. See “Plan of Distribution.”

The Trustee will determine the NAV of the Trust on each day that NASDAQ is open for regular trading, as promptly as practicable after 4:00 p.m. New York time. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Trustee will value the diamonds held by the Trust based on the Index Price. The Trustee will also determine the NAV per Share. If on a day when the Trust’s NAV is being calculated the Index Price is not calculated by 4:00 p.m. New York time or has not been announced by 4:30 p.m. New York time, the next most recent Index Price calculation of GemShares GIGS Diamond Baskets will be used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use. [to be confirmed]

The Trust’s assets will consist of segregated physical diamonds meeting the Required Delivery Standards. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the diamonds held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the wholesale price of GemShares GIGS Diamond Baskets. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain diamond pricing information based on the Index Price for a GemShares GIGS Diamond Basket from [                ]. The Index Price is available at [www.______.com]. In addition, the Sponsor’s website [(www.gemshares.com)] will provide ongoing pricing information for the Index Price and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information

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websites and other information service providers. The NAV of the Trust will be published by the Sponsor on each day that NASDAQ is open for regular trading and will be posted on the Trust’s website.

The Trust has no fixed termination date.

The Sponsor

The Sponsor is an Illinois limited liability company and was formed on March 6, 2008. The Sponsor’s office is located at 1330 West Monroe Street, Chicago, Illinois 60607. [Description of business of the Sponsor to come.]

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and the reimbursement of the Custodian’s expenses under the Trust Custody Account Agreement, marketing support fees and expenses, Exchange listing fees, SEC and FINRA registration fees, printing and mailing costs, maintenance expenses for the Trust’s website, audit fees, other related costs and up to $[___,000] per annum in legal expenses.

The Sponsor will not exercise day-to-day oversight over the Trustee or the Custodian. The Sponsor may remove the Trustee and appoint a successor trustee (i) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $[___] million), (ii) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days[, or (iii) if the Trustee refuses to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting]. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the [fifth] anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to approve any new or additional custodian that the Trustee may wish to appoint.

The Sponsor or one of its affiliates or agents will (1) develop a marketing plan for the Trust on an ongoing basis, (2) prepare marketing materials regarding the Shares, including the content of the Trust’s website and (3) execute the marketing plan for the Trust.

The Trustee

[TRUSTEE], a [___] organized under the laws of the State of [____] with trust powers, will serve as the Trustee. [TRUSTEE] has a trust office at [_______________]. [TRUSTEE] is subject to supervision by the [New York State Banking Department and the Board of Governors of the Federal Reserve System.] Information regarding creation and redemption Share Basket composition, NAV of the Trust, Transaction Fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from [TRUSTEE.] A copy of the Trust Agreement is available for inspection at [TRUSTEE]’s trust office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of [$___] million.

The Trustee’s Role

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include (1) instructing the Custodian to sell the Trust’s diamonds, or transfer the Trust’s diamonds in GemShares GIGS Diamond Baskets, as needed to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses in diamonds (diamonds transfers are expected to occur approximately [monthly] in the ordinary course), (2) valuing the Trust’s diamonds in GemShares GIGS Diamond Baskets and calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Share Baskets and coordinating the processing of such

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orders with the Custodian and DTC, (4) instructing the Custodian to sell or deliver the Trust’s diamonds as needed to pay any extraordinary Trust expenses that are not assumed or advanced by the Sponsor, (5) when appropriate, making distributions of cash or other property to Shareholders, and (6) receiving and reviewing reports from or on the Custodian’s custody of and transactions in the Trust’s diamonds. The Trustee shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor. If the Custodian resigns, the Trustee shall appoint an additional or replacement Custodian selected by the Sponsor. Under the Trust Custody Account Agreement, the Trustee, the Sponsor and the Sponsor’s auditors and inspectors may, only up to twice a year, visit the premises of the Custodian for the purpose of examining the Trust’s diamonds and certain related records maintained by the Custodian.

The Trustee intends to regularly communicate with the Sponsor to monitor the overall performance of the Trust. The Trustee does not monitor the performance of the Custodian, other than to review the reports provided by the Custodian pursuant to the Trust Custody Account Agreement. The Trustee, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Trustee will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust.

The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Sponsor.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell diamonds or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Trustee will keep proper books of registration and transfer of Shares at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is an investor at all reasonable times during the usual business hours of the Trustee. The Trustee will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any investor.

The Custodian

[____] serves as the Custodian of the Trust’s physical diamonds. [____] is a [_____] organized under the laws of the [_________]. [____] is subject to supervision by the [_____]. [____]’s custodian office is located at [____]. In addition to supervision and examination by the [___] banking authorities, [____]’s [location of diamond vault] custodial operations are generally subject to supervision by the [____].

The Custodian’s Role

The Custodian is responsible for safekeeping of the Trust’s physical diamonds deposited with it by Authorized Participants in connection with the creation of Share Baskets. The Custodian facilitates the transfer of GemShares GIGS Diamond Baskets in and out of the Trust through the Authorized Participant Custody Account it will maintain for each Authorized Participant and the Trust Custody Account it will maintain for the Trust. Upon receipt from the Certification Agent of a hologram sealed case containing a GemShares GIGS Diamond Basket, the Custodian will inspect such sealed GemShares GIGS Diamond Basket and must certify that it is accompanied by the industry certifications specified in the Required Delivery Standards prior to depositing the diamonds into the Trust Custody Account. The Custodian holds the Trust’s diamonds in its [       ] vault premises. The Custodian will provide the Trustee with regular reports detailing the transfers in and out of the Trust Custody Account and each Authorized Participant Custody Account and identifying the GemShares GIGS Diamond Baskets held in the Trust.

The Custodian’s fees and expenses under the Trust Custody Account Agreement will be paid by the Sponsor.

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The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell diamonds or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Certification Agent

[To Come]

The Index Price Provider

[Name of Index Price Provider], a corporation duly registered and incorporated under the laws of [            ], serves as the Index Price Provider to the Trust. Founded in [                   ], [describe role of Index Price Provider in diamond industry]. The Index Price Provider is not affiliated with the Trust, the Sponsor, the Trustee or the Custodian.

The Index Price Provider’s Role

[Name of Index Price Provider] created the GemShares GIGS Diamond Basket Index as of [date] to determine the wholesale price of a GemShares GIGS Diamond Basket, referred to herein as the “Index Price”.

The Sponsor entered into a licensing agreement with [name of Index Price Provider] for the Trust to use the GemShares GIGS Diamond Basket Index in valuing the GemShares GIGS Diamond Baskets held by the Trust. Under the terms of this agreement, [name of Index Price Provider] has agreed to act as Index Price Provider, whereby it will maintain and calculate the GemShares GIGS Diamond Basket Index. The Trust is entitled to use the GemShares GIGS Diamond Basket Index pursuant to a sub-licensing arrangement with the Sponsor. The license fees and out-of-pocket expenses owed to the Index Price Provider for the use of the GemShares GIGS Diamond Basket Index will be paid by the Sponsor.

GemShares GIGS Diamond Basket Index Overview

The GemShares GIGS Diamond Basket Index is intended to reflect the wholesale market price for a GemShares GIGS Diamond Basket.

The Index Price is derived from the wholesale prices of physical diamonds which are eligible for inclusion in a GemShares GIGS Diamond Basket. [To be further updated]

The Index Price will be posted each business day on the Index Price Provider’s website at www.[ ].com and the Sponsor’s website at www.[gemshares].com. [The detailed specifications for an eligible diamond can be found on the Index Price Provider’s website.]

Description of the Shares

General

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Trustee will create Shares only in whole Share Baskets (a Share Basket equals a block of [50,000] Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

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The Shares do not represent a traditional investment and investors should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. Investors will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. See “Description of the Trust Agreement—Termination of the Trust.” Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Agreement, Shareholders have no voting rights, except in limited circumstances. The Trustee may terminate the Trust upon the agreement of Shareholders owning at least 75% of the outstanding Shares. In addition, certain amendments to the Trust Agreement require advance notice to the Shareholders before the effectiveness of such amendments, but no Shareholder vote or approval is required for any amendment to the Trust Agreement.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Share Baskets. See “Creation and Redemption of Shares” for details on the redemption of the Shares.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Custody of the Trust’s Diamonds

Custody of the physical diamonds deposited with and held by the Trust will be provided by the Custodian at its vaulting premises in [         ]. The Custodian is the custodian of the physical diamonds credited to the Trust Custody Account in accordance with the Trust Custody Account Agreement. The Custodian will segregate the diamonds credited to the Trust Custody Account from any other gemstones it holds or holds for others by entering appropriate entries in its books and records and by storing diamonds held by the Custodian in segregated lock boxes.

The Custodian, as instructed by the Trustee on behalf of the Trust, is authorized to accept, on behalf of the Trust, deposits of GemShares GIGS Diamond Baskets. All diamonds delivered to the Custodian for the Trust must be certified by the Certification Agent as conforming to the Required Delivery Standards and must be delivered to the Custodian in a hologram sealed case. Upon receipt of a sealed GemShares GIGS Diamond Basket, the Custodian will inspect such GemShares GIGS Diamond Basket and must certify that it is accompanied by the

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industry certifications specified in the Required Delivery Standards prior to depositing the diamonds into the Trust Custody Account.

The process of withdrawing physical diamonds from the Trust for a redemption of a Share Basket will follow the same general procedure as for depositing diamonds with the Trust for a creation of a Share Basket, only in reverse. See “Creation and Redemption of Shares.”

Description of the Trust Custody Account Agreement

The Trust Custody Account Agreement between the Trustee and the Custodian establishes the Trust Custody Account. The following is a description of the material terms of the Trust Custody Account Agreement.

Certification

The Certification Agent will place each GemShares GIGS Diamond Basket that meets the Required Delivery Standards in a hologram sealed case. Upon receipt of a sealed GemShares GIGS Diamond Basket, the Custodian will inspect such GemShares GIGS Diamond Basket and must certify that it is accompanied by the industry certifications specified in the Required Delivery Standards. The GemShares GIGS Diamond Basket is admitted to the Trust Custody Account once such certification is provided by the Custodian to the Trustee.

Reports

The Custodian will provide the Trustee with reports for each business day, no later than the following business day, identifying the movements of diamonds in and out of the Trust Custody Account and containing sufficient information to identify each GemShares GIGS Diamond Basket held in the Trust Custody Account. The Custodian will also provide the Trustee with monthly statements of account for the Trust Custody Account as of the last business day of each month. Under the Trust Custody Account Agreement, a “business day” generally means any day that is an “[location of diamond vault] Business Day,” when commercial banks generally are open for the transaction of business in [location of diamond vault].

The Custodian’s records of all deposits to and withdrawals from, and all debits and credits to, the Trust Custody Account which are to occur on a business day and all end of business day account balances in the Trust Custody Account, are stated as of the close of the Custodian’s business (usually 4:00 p.m. [location of diamond vault] time) on such business day.

Location and Segregation of Diamonds; Access

Diamonds held for the Trust Custody Account by the Custodian will be held at the Custodian’s vaulting premises in [                ]. The Custodian will physically segregate the Trust’s diamonds in the Trust Custody Account from any other diamonds which it owns or holds for others. In addition, the Custodian’s books and records are expected to identify every sealed GemShares GIGS Diamond Basket held in the Trust Custody Account in its own vault by the GIA Diamond Grading Report number and the GemShares identification serial number of each diamond held in such GemShares GIGS Diamond Basket, each of which will be laser inscribed on each diamond’s girdle, and the particular lockbox in which such GemShares GIGS Diamond Basket is stored.

The Trustee and the Sponsor and their auditors may, during normal business hours, visit the Custodian’s premises up to twice a year and examine the Trust’s diamonds held there and such records of the Custodian concerning the Trust Custody Account as they may be reasonably required to perform their respective duties to investors in the Shares.

Transfers into the Trust Custody Account

The Custodian will credit to the Trust Custody Account the physical diamonds contained in the GemShares GIGS Diamond Baskets it receives from an Authorized Participant Custody Account for credit to the Trust Custody Account and segregate such diamonds in separate identified lockboxes held in the Custodian’s vaulting premises in

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[          ]. Unless otherwise agreed to by the Custodian in writing, the only diamonds the Custodian will accept in physical form for credit to the Trust Custody Account are physical diamonds meeting the Required Delivery Standards that the Trustee has transferred from an Authorized Participant Custody Account.

Transfers from the Trust Custody Account

The Custodian will transfer diamonds from the Trust Custody Account only in accordance with the Trustee’s instructions to the Custodian. A transfer of diamonds from the Trust Custody Account may only be made (1) by transferring diamonds to an Authorized Participant Custody Account; (2) by transferring diamonds to the Sponsor’s Account to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses not otherwise assumed by the Sponsor; (3) by transfer to an account maintained by the Custodian or by a third party in connection with the sale of diamonds or other transfers permitted under the Trust Agreement; (4) by making diamonds available for collection by Authorized Participants at the Custodian’s vaulting premises; or (5) by delivering diamonds to such location as the Trustee directs, at the Trust’s expense and risk. Transfers under clause (3) are expected to include transfers made in connection with a sale of diamonds to pay the Sponsor’s Fee, should the Sponsor be paid in cash, and any amounts advanced by the Sponsor to pay Trust expenses not otherwise assumed by the Sponsor, expenses of the Trust not paid by the Sponsor or the liquidation of the Trust. Transfers made pursuant to clauses (4) and (5) will be made only on an exceptional basis. All diamonds made available in physical form will be in a form which complies with the Required Delivery Standards, and in all cases will comprise one or more whole GemShares GIGS Diamond Baskets selected by the Custodian.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer diamonds to or from the Trust Custody Account if in the Custodian’s opinion such transfer is or may be contrary to the rules, regulations, practices and customs of the [_______] or contrary to any applicable law. The Custodian may amend the approved procedures for transferring diamonds to or from the Trust Custody Account or for the physical withdrawal of diamonds from the Trust Custody Account or impose such additional procedures in relation to the transfer of diamonds to or from the Trust Custody Account as the Custodian may from time to time reasonably consider necessary due to a change in rules of a banking or regulatory association governing the Custodian. The Custodian will notify the Trustee within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

Exclusion of Liability

[The Custodian will use reasonable care in the performance of its duties under the Trust Custody Account Agreement and will only be responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. The Custodian’s liability is further limited to (i) the restoration to the Trust, in the same number and classification, of any diamonds lost or damaged; (ii) the correction of any incorrect creation or redemption deliveries by restoration or correction of the assets of the Trust to holdings of diamonds in the same number and classification as if the creation or redemption order were settled correctly; or (iii) if the Custodian cannot, using commercially reasonable efforts, restore the Trust pursuant to (i) or (ii), the market value based on the Index Price.] [Liability relating to Custodian’s diamond basket certification]

Indemnity

The Trustee will, solely out of the Trust’s assets, indemnify the Custodian against all costs and expenses, damages, liabilities and losses which the Custodian may suffer or incur in connection with the Trust Custody Account Agreement, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

Insurance

The Custodian will maintain such insurance for its business, including its gemstone custody business, as it deems appropriate in connection with its custodial and other obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies attributable to its relationship with the Trust. Consistent

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with industry standards, the Custodian maintains a group insurance policy that covers all gemstones held in its vaulting premises for the accounts of all its customers for a variety of events. The Trustee and the Sponsor may, subject to confidentiality restrictions, be provided with details of this insurance coverage from time to time upon reasonable prior notice.

Force Majeure

The Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Trust Custody Account Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

The Trust Custody Account Agreement has an initial [__] year term and will automatically renew for successive [__] year terms unless otherwise terminated. The Trustee and the Custodian may each terminate the Trust Custody Account Agreement for any reason upon 90 business days’ prior notice. The Trust Custody Account Agreement may also be terminated with immediate effect as follows: (1) by the Trustee, if the Custodian ceased to offer the services contemplated by the Trust Custody Account Agreement to its clients or proposed to withdraw from the gemstone custody business, (2) by the Trustee or the Custodian, if it becomes unlawful for the Custodian or the Trustee to have entered into the agreement or to provide or receive the services thereunder, (3) by the Custodian, if the Custodian determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Trustee, if the Trustee determines in its sole view that the Custodian is insolvent or faces impending insolvency, (4) by the Trustee, if the Trust is to be terminated, or (5) by the Trustee or the Custodian, if the Trust Custody Account Agreement ceases to be in full force and effect. If the Trust Custody Account Agreement is terminated, the other agreement automatically terminates.

If redelivery arrangements acceptable to the Custodian for the diamonds held in the Trust Custody Account are not made, the Custodian may continue to store the diamonds and continue to charge for its fees and expenses, and, after six months from the termination date, the Custodian may sell the diamonds and account to the Trustee for the proceeds. If arrangements acceptable to the Custodian for redelivery of the balance in the Trust Custody Account are not made, the Custodian may continue to charge for its fees and expenses payable under the Trust Custody Account Agreement, and, after six months from the termination date, the Custodian may close the Trust Custody Account and account to the Trustee for the proceeds.

Governing Law

The Trust Custody Account Agreement and each Authorized Participant Custody Account Agreement are governed by New York law. With respect to the Trust Custody Account Agreement, the Trustee and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City.

Creation and Redemption of Shares

The Trust will create and redeem Shares from time to time, but only in one or more Share Baskets (a Share Basket equals a block of [50,000] Shares). The creation and redemption of Share Baskets will be made in exchange for the delivery to the Trust, or the distribution by the Trust, of GemShares GIGS Diamond Baskets, the number of which will be based on the combined NAV of the number of Shares included in the Share Baskets being created or redeemed determined on the day the order to create or redeem Share Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Share Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Trustee that provides the approved procedures for the creation and redemption of Share Baskets and for the delivery of the GemShares GIGS Diamond Baskets required

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for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants will pay a Transaction Fee of [$___] to the Trustee for each order they place to create or redeem one or more Share Baskets. Authorized Participants who make deposits with the Trust in exchange for Share Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to affect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

As the terms of the Authorized Participant Custody Account Agreement differ in certain respects from the terms of the Trust Custody Account Agreement, potential Authorized Participants should review the terms of the Authorized Participant Custody Account Agreement carefully. A copy of the Authorized Participant Agreement may be obtained by potential Authorized Participants from the Trustee.

Certain Authorized Participants may have the facility to participate directly in the diamond markets. In some cases, an Authorized Participant may from time to time acquire diamonds from or sell diamonds to its affiliated diamonds trading desk, which may profit in these instances. Each Authorized Participant will be registered as a broker-dealer under the Exchange Act and regulated by FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Share Baskets. An order for one or more Share Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, [___________] have each signed an Authorized Participant Agreement with the Sponsor and the Trustee.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the approved procedures for the creation and redemption of Share Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement and Authorized Participant Custody Account Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where investors can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Share Baskets. Creation and redemption orders will be accepted only on “business days” that NASDAQ is open for regular trading. Settlement of orders requiring receipt or delivery, or confirmation of receipt or delivery, of Shares will occur, after confirmation of the applicable delivery of GemShares GIGS Diamond Baskets, on “business days” when NASDAQ is open for regular trading.

Purchase orders must be placed no later than 4:00 p.m., New York time, on each business day that NASDAQ is open for regular trading. The day on which the Trustee receives a valid purchase order is the purchase order date.

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By placing a purchase order, an Authorized Participant agrees to deposit the Creation Basket Deposit with Trust as described below. Prior to the delivery of Share Baskets for a purchase order, the Authorized Participant must also have paid the Trustee the non-refundable Transaction Fee due for the purchase order.

Determination of required deposits

The number of GemShares GIGS Diamond Baskets required to be deposited in the creation process is equal to the number of GemShares GIGS Diamond Baskets represented by the Share Baskets being created, the number of which will be based on the aggregate NAV of the number of Shares included in those Share Baskets (referred to as the Creation Basket Deposit).

Delivery of required deposits

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Custody Account with the required GemShares GIGS Diamond Baskets comprising the Creation Basket Deposit and providing to the Certification Agent such diamonds’ accompanying certifications required by the Required Delivery Standards. The Certification Agent will inspect the diamonds and confirm that such diamonds meet the Required Delivery Standards. [                            ] will then laser inscribe each diamond with its GIA Diamond Grading Report number, the GIGS trademark and each diamond’s GemShares identification serial number. Upon acceptance of the purchase order and confirmation that the relevant Authorized Participant has on deposit both the required GemShares GIGS Diamond Baskets and their accompanying certifications for such order, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Trustee, will transfer on the third business day in [       ] following the purchase order date the Creation Basket Deposit from the Authorized Participant Custody Account to the Trust Custody Account and the Trustee will direct DTC to credit the number of Share Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of diamonds until such diamonds have been received by the Trust shall be borne solely by the Authorized Participant. The Trustee may accept delivery of diamonds by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in a prospectus relating to the Trust filed with the SEC pursuant to Rule 424 under the Securities Act. If diamonds are to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described in this prospectus, as the Sponsor determines to be desirable.

Rejection of purchase orders

The Trustee may reject a purchase order or a Creation Basket Deposit at any time the Trustee’s books are closed or the Trustee or the Sponsor thinks it necessary or advisable for any reason. None of the Trustee, the Sponsor or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The approved procedures by which an Authorized Participant can redeem one or more Share Baskets will mirror in reverse the procedures for the creation of Share Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Share Baskets. Redemption orders must be placed no later than 4:00 p.m. New York time, or the close of regular trading on NASDAQ, whichever is earlier, on each business day that NASDAQ is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow Authorized Participants to redeem Share Baskets and do not entitle an individual Shareholder to redeem any Shares in a number less than a Share Basket, or to redeem Share Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Share Baskets to be redeemed through DTC’s book-entry system to the Trust not later than the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have paid the Trustee the non-refundable Transaction Fee due for the redemption order.

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Determination of redemption distribution

The Authorized Participant will transfer the Share Basket to be redeemed via DTC to the Trust and the Custodian will transfer the applicable number of GemShares GIGS Diamond Baskets held by the Trust evidenced by the Shares being redeemed into the redeeming Authorized Participant’s Authorized Participant Custody Account. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges which may be due.

Delivery of redemption distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the third business day following a redemption order date if, by 9:00 a.m. New York time on such third business day, the Trustee’s DTC account has been credited with the Share Baskets to be redeemed. If the Trustee’s DTC account has not been credited with all of the Share Baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Share Baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole Share Baskets received if the Trustee receives the fee applicable to the extension of the redemption distribution date which the Trustee may, from time to time, determine and the remaining Share Baskets to be redeemed are credited to the Trustee’s DTC account by 9:00 a.m. New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Trustee is also authorized to deliver the redemption distribution notwithstanding that the Share Baskets to be redeemed are not credited to the Trustee’s DTC account by 9:00 a.m. New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Share Baskets through DTC’s book-entry system on such terms as the Sponsor and the Trustee may from time to time agree upon.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which NASDAQ is closed other than customary weekend or holiday closings, or trading on NASDAQ is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of diamonds is not reasonably practicable; or (3) for such other period as the Sponsor determines it to be necessary for the protection of the Shareholders. None of the Sponsor, the Trustee or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Transaction Fee for Creation and Redemption

To compensate the Trustee for services in processing the creation and redemption of Share Baskets, an Authorized Participant will be required to pay a non-refundable Transaction Fee to the Trustee of [$___] per order to create or redeem Share Baskets. An order may include multiple Share Baskets. The Transaction Fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. The Trustee shall notify DTC of any agreement to change the Transaction Fee and will not implement any increase in the fee for the redemption of Share Baskets until 30 days after the date of the notice. A transaction fee may not exceed [ ]% of the value of a Share Basket at the time the Creation and Redemption order is accepted.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Share Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Trustee and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

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Description of the Trust Agreement

The Trust operates under the terms of the Trust Agreement, dated as of [___], 201[_], between the Sponsor and the Trustee. A copy of the Trust Agreement is available for inspection at the Trustee’s office. The following is a description of the material terms of the Trust Agreement.

The Sponsor

This section summarizes some of the important provisions of the Trust Agreement which apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see “The Sponsor—The Sponsor’s Role.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any diamonds or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, willful misconduct or bad faith in the performance of its duties.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust Custody Account Agreement and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on all information provided by the Trustee for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Successor sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

This section summarizes some of the important provisions of the Trust Agreement which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see “The Trustee—The Trustee’s Role.”

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Qualifications of the Trustee

The Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers, (2) a DTC Participant or such other securities depository as shall then be acting with respect to the Shares and (3), unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the United States Internal Revenue Code of 1986, as amended (Code), to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $[___] million.

General duty of care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee—Limitation on Trustee’s liability” and “The Trustee—Trustee’s liability for custodial services and agents.”

Limitation on Trustee’s liability

[The Trustee will not be liable for the disposition of diamonds or moneys, or in respect of any evaluation which it makes under the Trust Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (a) from the Sponsor or a Custodian or any entity acting on behalf of either which the Trustee believes is given as authorized by the Trust Agreement or the Trust Custody Account Agreement, respectively; or (b) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Trustee will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.]

Trustee’s liability for custodial services and agents

The Trustee will not be answerable for the default of the Custodian or any custodian of the Trust’s diamonds employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee does not monitor the performance of the Custodian other than to review the reports provided by the Custodian pursuant to the Trust Custody Account Agreement. The Trustee may also employ custodians for Trust assets other than diamonds (i.e., cash), agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians for the custody of diamonds and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under the Trust Custody Account Agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, will be expenses of the Sponsor or the Trust. Fees paid for the custody of assets other than diamonds will be an expense of the Trustee.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the diamonds or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or upon it as Trustee or upon or in respect of the Trust or the Shares which it may be required to pay under

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any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel’s fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trustee, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust Custody Account Agreements and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for actions taken to protect the Trust

The Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs resulting from the Trustee’s appearance in, prosecution of or defense of any such action are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all Shareholders pursuant to the terms of the Trust Agreement.

Protection for amounts due to Trustee

If any fees or costs owed to the Trustee under the Trust Agreement are not paid when due by the Sponsor, the Trustee may sell or otherwise dispose of any Trust assets (including diamonds) and pay itself from the proceeds provided, however, that the Trustee may not charge to the Trust unpaid fees owed to the Trustee by the Sponsor in excess of the fees payable to the Sponsor by the Trust without regard to any waiver by the Sponsor of its fees. As security for all obligations owed to the Trustee under the Trust Agreement, the Trustee is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

Holding of Trust property other than diamonds

The Trustee will hold and record the ownership of the Trust’s assets in a manner so that it will be owned by the Trust and the Trustee as trustee thereof for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in the Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

The Trust will hold only physical diamonds and, from time to time, may also hold cash in certain limited circumstances. All moneys, if any, held by the Trustee shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ sub-custodians or other custodians for such Trust assets, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and

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other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may at any time resign as Trustee by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the [fifth] anniversary of the date of the Trust Agreement by written notice delivered to the Trustee at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee (1) ceases to be a Qualified Bank (as defined below), (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or Shareholders acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default, or (3) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Sponsor, acting on behalf of the Shareholders, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares; (ii) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $[150] million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall use its reasonable efforts to appoint a successor trustee, which shall be a Qualified Bank. Every successor trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Shareholders, an instrument in writing accepting its appointment hereunder, and thereupon such successor trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Shareholders, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the Shareholders of all outstanding Shares. The Sponsor or any such successor trustee shall promptly mail notice of the appointment of such successor trustee to the Shareholders.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

The Custodian and Custody of the Trust’s Diamonds

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This section summarizes some of the important provisions of the Trust Agreement which apply to the Custodian and the custody of the Trust’s diamonds. For a general description of the Custodian’s role, see “The Custodian—The Custodian’s Role.” For more information on the custody of the Trust’s diamonds, see “Custody of the Trust’s Diamonds” and “Description of the Trust Custody Account Agreements.”

The Trustee, on behalf of the Trust, will enter into the Trust Custody Account Agreement with the Custodian, under which the Custodian will maintain the Trust Custody Account. The Custodian will also enter into agreements with and maintain the Sponsor Custody Account and each Authorized Participant Custody Account for the Sponsor and each Authorized Participant, respectively.

If upon the resignation of any custodian there would be no custodian acting pursuant to the Trust Custody Account Agreement, the Trustee shall, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor pursuant to the Trust Custody Account Agreement approved by the Sponsor (provided, however, that the rights and duties of the Trustee under the Trust Agreement and such Trust Custody Account Agreement shall not be materially altered without its consent). When directed by the Sponsor or if the Trustee in its discretion determines that it is in the best interest of the Shareholders to do so and with the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed), the Trustee shall appoint a substitute or additional custodian or custodians, which shall thereafter be one of the custodians under the Trust Agreement. After the entry into the Trust Custody Account Agreement, the Trustee shall not enter into or amend any Trust Custody Account Agreement with a custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Trustee shall demand that a custodian of the Trust deliver such of the Trust’s diamonds held by it as is requested of it to any other custodian or such substitute or additional custodian or custodians directed by the Sponsor. Each such substitute or additional custodian shall forthwith upon its appointment, enter into a Trust Custody Account Agreement in form and substance approved by the Sponsor.

The Sponsor will appoint accountants or other inspectors to monitor the accounts and operations of the Custodian and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Trust and the rights and interests of the Shareholders. The Trustee has no obligation to monitor the activities of any Custodian other than to receive and review such reports of the diamonds held for the Trust by such Custodian and of transactions in diamonds held for the account of the Trust made by such Custodian pursuant to the Trust Custody Account Agreement. In the event that the Sponsor determines that the maintenance of diamonds with a particular custodian is not in the best interests of the Shareholders, the Sponsor will direct the Trustee to initiate action to remove the diamonds from the custody of such custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Shareholders. However, see “The Trustee—The Trustee’s Role” for a description of limitations on the ability of the Trustee to monitor the performance of the Custodian. The Trustee shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith. The Trustee’s only contractual rights are to direct the Custodian pursuant to the Trust Custody Account Agreement.

Valuation of GemShares GIGS Diamond Baskets, Definition of Net Asset Value and Adjusted Net Asset Value

Once the value of the GemShares GIGS Diamond Baskets has been determined, the Trustee will subtract all estimated accrued but unpaid fees (other than the fees accruing for such day on which the valuation takes place computed by reference to the value of the Trust or its assets), expenses and other liabilities of the Trust from the total value of the GemShares GIGS Diamond Baskets and all other assets of the Trust (other than any amounts credited to the Trust’s reserve account, if established). The resulting figure is the ANAV of the Trust. The ANAV of the Trust is used to compute the Sponsor’s Fee.

All fees accruing for the day on which the valuation takes place computed by reference to the value of the Trust or its assets shall be calculated using the ANAV calculated for such day on which the valuation takes place. The Trustee shall subtract from the ANAV the amount of accrued fees so computed for such day and the resulting figure is the NAV of the Trust. The Trustee will also determine the NAV per Share by dividing the NAV of the

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Trust by the number of the Shares outstanding as of the close of trading on NASDAQ (which includes the net number of any Shares created or redeemed on such evaluation day).

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the Shareholders may rely on any evaluation furnished by the Trustee, and the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, DTC, Authorized Participants, the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Other Expenses

If at any time, other expenses are incurred outside the daily business of the Trust and the Sponsor’s Fee, the Trustee will at the discretion of the Sponsor or in its own discretion sell the Trust’s diamonds as necessary to pay such expenses; provided, however, that the Sponsor has agreed to advance payment of all Trust expenses not otherwise assumed by the Sponsor so as to permit the Trust to (i) transfer or sell diamonds only in whole GemShares GIGS Diamond Baskets, and (ii) limit its exposure to cash assets (i.e., cash). The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the Shares being registered, such expenses being paid by the Sponsor.

Sales of Diamonds

The Trustee will sell diamonds to pay the Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses not assumed by the Sponsor. The Trustee will also, at the direction of the Sponsor or in its own discretion, sell the Trust’s diamonds as necessary to pay the Trust’s expenses not otherwise assumed or advanced by the Sponsor. The Sponsor’s Fee and any amounts advanced by the Sponsor to pay Trust expenses may also be paid at the direction of the Sponsor through delivery of diamonds from the Trust Custody Account to the Sponsor Custody Account. When selling diamonds to pay fees and expenses, the Trustee will (i) sell diamonds only in GemShares GIGS Diamond Baskets, and (ii) endeavor to sell the fewest number of GemShares GIGS Diamond Baskets needed to pay fees and expenses in order to minimize the Trust’s holdings of cash assets. The Trustee will place orders with dealers (which may include the Custodian and Authorized Participants) as directed by the Sponsor or, in the absence of such direction, with dealers through which the Trustee may reasonably expect to obtain a favorable price and good execution of orders. The Custodian may be the purchaser of such diamonds only if the sale transaction is made at the next Index Price or such other publicly available price that the Sponsor deems fair, in each case as set following the sale order. Neither the Trustee nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of US Shareholders” for information on the tax treatment of diamonds sales.

The Trustee will also sell the Trust’s diamonds if the Sponsor notifies the Trustee that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Trustee will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of diamonds directed by the Sponsor.

Any property received by the Trust other than diamonds or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor.

The Securities Depository; Book-Entry-Only System; Global Security

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within

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the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Share Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Share Basket.

Books and Records

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The Trustee will keep proper books of record and account of the Trust at its office located in [__________] or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is a Shareholder at all reasonable times during the usual business hours of the Trustee.

The Trustee will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and NASDAQ and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the US or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The accountants report will be furnished by the Trustee to Shareholders upon request.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust will initially be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

Termination of the Trust

The Trustee will set a date on which the Trust shall terminate and mail notice of the termination to the Shareholders at least 30 days prior to the date set for termination if any of the following occurs:

•	The Trustee is notified that the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five business days of their delisting;
•	[The Index Price is no longer calculated or available and a substitute pricing measure has not been identified within [_] business days.]
•	Shareholders acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;
•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;
•	any sole Custodian then acting resigns or is removed and no successor custodian has been employed within 60 days of such resignation or removal;
•	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of such determination;
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•	the CFTC determines that the Trust is a commodity pool under the CEA and the Trustee has actual knowledge of that determination;
•	the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $[___] million (as adjusted for inflation) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last of those trading days, notice from the Sponsor of its decision to terminate the Trust;
•	the Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;
•	60 days have elapsed since DTC ceased to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or
•	the Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

On and after the date of termination of the Trust, the Shareholders will, upon (i) surrender of Shares then held, (ii) payment of the fee of the Trustee for the surrender of Shares, and (iii) payment of any applicable taxes or other governmental charges, be entitled to delivery of the amount of remaining Trust assets represented by those Shares. The Trustee shall not accept any deposits of diamonds after the date of termination. If any Shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Shareholders, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell diamonds as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of Shares, any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 90 days following the date of termination of the Trust, the Trustee shall sell the Trust assets then held under the Trust Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, without liability for interest, for the pro rata benefit of the Shareholders that have not theretofore surrendered their Shares. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Trustee for the surrender of Shares and any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any Shareholder. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Shareholders will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Shareholders. Amendments to allow redemption for quantities of diamonds smaller or larger than a Share Basket or to allow for the sale of diamonds to pay cash proceeds upon redemption shall not require notice pursuant to the preceding sentence. Every Shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such

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amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Shareholder to surrender Share Baskets and receive therefor the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Trust Agreement, are governed by the laws of the State of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

United States Federal Income Tax Consequences

The following is a discussion of certain material US federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a US Shareholder (as defined below), and certain US federal income tax consequences that may apply to an investment in Shares by a Non- US Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders, banks and other financial institutions, insurance companies, real estate investment trusts, tax-exempt entities, Shareholders whose functional currency is not the US dollar or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Code section 1221 and not as part of a straddle, hedging transaction or a conversion or constructive sale transaction. Moreover, the discussion below does not address the effect of any state, local or foreign tax law or any transfer tax on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law or any transfer tax considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “US Shareholder” is a Shareholder that is:

•	An individual who is treated as a citizen or resident of the United States for US federal income tax purposes;
•	A corporation (or other entity treated as a corporation for US federal tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;
•	An estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or
•	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a US Shareholder as defined above (other than a partnership, or an entity treated as a partnership for US federal tax purposes) generally is considered a “Non-US Shareholder” for purposes of this discussion. For US federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for US federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the US federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Trust

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It is expected that the Trust will be classified as a “grantor trust” for US federal income tax purposes and the remainder of this discussion assumes that the Trust will be so classified. Assuming the Trust is so classified, the Trust itself will not be subject to US federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis.

Taxation of US Shareholders

Shareholders generally will be treated, for US federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation, the delivery of diamonds to the Trust in exchange for the underlying diamonds represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the diamonds held in the Trust will be the same as its tax basis and holding period for the diamonds delivered in exchange therefor (except to the extent of any cash contributed for such Shares). For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their tax advisors as to the determination of the tax basis and holding period for the underlying diamonds related to such Shares.

When the Trust sells or transfers diamonds, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale or transfer and (2) the Shareholder’s tax basis for its pro rata share of the diamonds that was sold or transferred, which gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its Shares of longer than one year. A Shareholder’s tax basis for its share of any diamonds sold by the Trust generally will be determined by multiplying the Shareholder’s total basis for its share of all of the diamonds held in the Trust immediately prior to the sale, by a fraction the numerator of which is the number of diamonds sold, and the denominator of which is the total amount of the diamonds held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the diamonds remaining in the Trust will be equal to its tax basis for its share of the total amount of the diamonds held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the diamonds that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the diamonds held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the portion of its pro rata share of the diamonds held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying diamonds represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the diamonds received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the diamonds held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the diamonds received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the diamonds received by the Shareholder will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the diamonds held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the diamonds held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss

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recognized by the Shareholder upon such sale or, in the case of a redemption, which is treated as the basis of the diamonds received by the Shareholder in the redemption.

Maximum 28% Long-Term Capital Gains Tax Rate for US Shareholders who are Individuals

Under current law, gains recognized by individuals from the sale of “collectibles,” including diamonds, held for more than one year are taxed at a maximum federal income tax rate of 28%, rather than the 15% or 20% rate (depending on whether the individual’s income exceeds certain threshold amounts) applicable to most other long-term capital gains. For these purposes, gain recognized by an individual upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the trust. Therefore, any gain recognized by an individual US Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Trust’s sale of any diamonds which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an individual US Shareholder for one year or less or by a taxpayer other than an individual US taxpayer are generally the same as those at which ordinary income is taxed.

Medicare Tax

For taxable years beginning after December 31, 2012, an additional 3.8% Medicare tax will be imposed on certain net investment income of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Shareholders should consult their own tax advisers regarding the effect, if any, this provision may have on their investment in Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other Transaction Fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss upon a sale of diamonds by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust, to the extent that such expenses may be deducted, as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to further limitations under applicable provisions of the Code, and may not be deductible at all for alternative minimum tax purposes.

Investment by Regulated Investment Companies

An investment in Shares may be considered an investment in the underlying diamonds for purposes of the asset and income tests that must be satisfied by mutual funds and other investment vehicles that are “regulated investment companies” within the meaning of Code section 851, notwithstanding that the Shares are a “security” within the meaning of the Investment Company Act of 1940. As a result, an investment in Shares may not be appropriate for investors that are regulated investment companies. Such investors should consult their own independent tax advisers regarding the extent to which an investment in Shares, to a limited extent, might nevertheless be consistent with preservation of their qualification as a “regulated investment company” under the Code.

United States Information Reporting and Backup Withholding for US and Non-US Shareholders

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The Trustee or the appropriate broker will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in accordance with applicable Treasury Regulations. Each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income (if any) and expenses.

A US Shareholder may be subject to US backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-US Shareholders may have to comply with certification procedures to establish that they are not a US person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s US federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

Income Taxation of Non-US Shareholders

The Trust does not expect to generate taxable income except for gain (if any) upon the sale of diamonds. A Non-US Shareholder generally will not be subject to US federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of diamonds by the Trust, unless (1) the Non-US Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-US Shareholder of a trade or business in the United States.

Taxation in Jurisdictions other than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA and Related Considerations

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying diamonds held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

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Investment by Certain Retirement Plans

Code section 408(m) provides that the acquisition of a “collectible” by an individual retirement account (“IRA”) or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The IRS has issued private letter rulings to the effect that a purchase of shares in a trust holding precious metals by an IRA, or by a participant-directed account under a Code section 401(a) plan, will not be treated as resulting in a taxable distribution to the IRA owner or plan participant under Code section 408(m). However, if any of the Shares so purchased are distributed from the IRA or plan account to the IRA owner or plan participant, or if any diamonds received by such IRA or plan account upon the redemption of any of the Shares purchased by it, the Shares or diamonds so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code sections 408(d), 408(m) or 402.

Plan of Distribution

In addition to, and independent of the initial purchases by the Initial Purchaser (described below), the Trust will issue Shares in Share Baskets to Authorized Participants in exchange for deposits of diamonds in GemShares GIGS Diamond Baskets on a continuous basis. The Trust will not issue fractions of a Share Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Share Basket from the Trust, breaks the Share Basket down into the constituent Shares and sells the Shares directly to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

The Initial Purchaser intends to distribute the initial Share Baskets. As a result, in the context of the distribution of the initial Share Baskets, the Initial Purchaser will be deemed to be an underwriter.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Share Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

On [____], 201[_], the Initial Purchaser purchased [___],000 Shares which compose the initial Share Baskets. The Initial Purchaser intends to reoffer the initial Share Baskets at a per Share offering price that will vary, depending on, among other factors, the wholesale price of GemShares GIGS Diamond Baskets and the trading price of the Shares on NASDAQ. The Initial Purchaser will not receive from the Trust, the Sponsor, the Trustee or any of their affiliates a fee or other compensation in connection with the sale of the Shares.

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The Trust will not bear any expenses in connection with the offering or sales of the initial Share Baskets.

The offering of Share Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, the Initial Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Shares. [Neither the Initial Purchaser nor the Authorized Participants will receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.] [To be confirmed.]

Pursuant to a Marketing Agent Agreement (“Agent Agreement”) between [_____] (“Marketing Agent”) and the Sponsor, the Marketing Agent will be paid by the Sponsor approximately $[__] per annum, plus any fees or disbursements incurred by the Marketing Agent in connection with its assistance to the Sponsor in the marketing of the Trust and its Shares. The maximum compensation the Marketing Agent may receive under this Agent Agreement, as a result of the Trust’s offering, is estimated to be $[___], which includes $[___] (fees) and $[___] (expenses). The Trust is not responsible for the payment of any amounts to the Marketing Agent. The maximum compensation that will be paid for wholesaling salaries, as a result of this offering, is estimated to be $[___]. The Sponsor is solely responsible for the payment of these salaries. Under the Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

•	Review marketing related legal documents and contracts;
•	Consult with the Sponsor on the development of FINRA-compliant marketing campaigns;
•	Consult with the Trust’s legal counsel on free-writing prospectus materials and disclosures in all marketing materials;
•	Review and file with FINRA marketing materials that are not free-writing prospectus materials;
•	Register and oversee supervisory activities of the Sponsor’s FINRA-licensed personnel; and
•	Maintain books and records related to the Marketing Agent services provided.

The Shares are expected to trade on NASDAQ, subject to notice of issuance, under the symbol “[       ].”

The Initial Purchaser will not act as an Authorized Participant with respect to the initial Share Baskets, and its activities with respect to the initial Share Baskets will be distinct from those of an Authorized Participant.

Legal Matters

The validity of the Shares will be passed upon for the Sponsor by Dechert LLP, New York, New York.

Experts

The financial statement included in this prospectus has been audited by [___], an independent registered public accounting firm, as stated in their report appearing herein. Such financial statement is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which may be inspected, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtained at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website is [www.gemshares.com]. This internet address is only provided here as a

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convenience to the public to allow the public to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is a part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. Copies of such material may also be obtained from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. More information concerning the operation of the public reference facilities of the SEC may obtained by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

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Glossary of Defined Terms

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“ANAV”—Adjusted NAV. See “Description of the Trust Agreement—Valuation of Diamonds, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the ANAV of the Trust is calculated. The ANAV of the Trust is used to calculate the fees of the Trustee and the Sponsor.

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer to engage in securities transactions, (2) is a DTC Participant, (3) has entered into an Authorized Participant Agreement with the Trustee and the Sponsor and (4) has entered into an Authorized Participant Custody Account Agreement with the Custodian. Only Authorized Participants may place orders to create or redeem one or more Share Baskets.

“Authorized Participant Agreement”—An agreement entered into by each Authorized Participant, the Sponsor and the Trustee that provides the approved procedures for the creation and redemption of Share Baskets and for the delivery of the diamonds in GemShares GIGS Diamond Baskets required for such creations and redemptions.

“Authorized Participant Custody Account”—A segregated diamond custody account established with the Custodian by an Authorized Participant. Each Authorized Participant’s Authorized Participant Custody Account will be used to facilitate the transfer of Creation Basket Deposits and in-kind redemption distributions between the Trust and such Authorized Participant in connection with creation and redemption orders, respectively. The Authorized Participant Custody Account will be used in the processes for creation and redemption of shares to transfer whole GemShares GIGS Diamond Baskets between the Trust and the relevant Authorized Participant.

“Authorized Participant Custody Account Agreement”—The agreement between the Custodian and an Authorized Participant that establishes an Authorized Participant Custody Account.

“Book Entry System”—The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

“carat”—A unit of mass for gemstones that is equivalent to 200 milligrams or 0.007055 ounces.

“CEA”—Commodity Exchange Act, as amended.

“Certification Agent”—[CERTIFICATION AGENT], a third party organization. The Certification Agent will confirm that each GemShares GIGS Diamond Basket delivered in connection with the creation of Shares conforms to the Required Delivery Standards, including the GIGS Standard and meets the specified carat weight requirements.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Creation Basket Deposit”—The total deposit of diamonds in one or more GemShares GIGS Diamond Baskets that is required to create a Share Basket. The deposit will be a number of GemShares GIGS Diamond Baskets that are in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date an order to purchase one or more Share Baskets is properly received as the number of Shares comprising the number of Share Baskets to be created in respect of the deposit bears to the total number of Shares outstanding on the date such order is properly received. Initially, the GemShares GIGS Diamond Baskets comprising a deposit shall be [_].

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“Custodian” or “[CUSTODIAN]”—[CUSTODIAN], a [____]. [CUSTODIAN] is the custodian of the Trust’s diamonds. [CUSTODIAN] custodies the Trust’s diamonds at its vaulting premises in [ ].

“Diamond Consolidator” —A pre-approved third-party diamond supplier that facilitates the creation of GemShares GIGS Diamond Baskets.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the US Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

“DTC Participant”—A participant in DTC, such as a bank, broker, dealer or trust company.

“Exchange” or “NASDAQ”— NASDAQ, the venue where Shares are listed and traded.

“Exchange Act” —The Securities Exchange Act of 1934, as amended.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“GemShares GIGS Diamond Basket”—A parcel of [             ] mined, round, gem quality polished diamonds comprised of three weight classes. Each weight class will be made up of a specified number of diamonds meeting designated weight criteria. Each GemShares GIGS Diamond Basket will have an aggregate weight equal to [    ] carats. All diamonds in a GemShares GIGS Diamond Basket shall be natural, mined diamonds meeting the Required Delivery Standards, including the GIGS Standard, set forth in the Trust Agreement. The Required Delivery Standards are described in “Composition of GemShares GIGS Diamond Baskets.” Each GemShares GIGS Diamond Basket is expected to be fungible with every other GemShares GIGS Diamond Basket at all times.

“GIA”—The Gemological Institute of America, a nonprofit institution based in California and operating out of 14 countries worldwide that is dedicated to research and education in the field of gemology. Among the missions of the GIA are the establishment of diamond grading standards, research and education in the field of gemology and the training of GIA Graduate Gemologists.

“GIA Diamond Grading Report”—A diamond grading certification issued by the Gemological Institute of America that, using industry standard certification methodology, discloses a particular diamond’s characteristics. A GIA Diamond Grading Report typically records the following information: (i) date of examination, (ii) unique report number, (iii) shape, (iv) measurements (to the nearest one-hundredth of a millimeter), (v) carat weight (to the nearest one-hundredth of a carat), (vi) depth percentage, (vii) table percentage, (viii) girdle thickness, (ix) culet size, (x) polish grade, (xi) symmetry grade, (xii) clarity grade, (xiii) color grade, (xiv) cut grade, (xv) fluorescence intensity, (xvi) General Comments (additional identifying characteristics or features outside of the above), (xvii) Diamond plot (showing all inclusions and blemishes found), and (xviii) proportion diagram (graphic representation of the diamond’s actual proportions).

“Global Investment Grade Standard” or “GIGS Standard”—A patented global standard for measuring investment grade diamonds that includes a combination of industry accepted measurement standards. To comply with the GIGS Standard, a diamond must meet certain physical/gemological and optical specifications. These specifications are used for the purpose of ensuring the equivalent value, quality and fungibility of GemShares GIGS Diamond Baskets. The GIGS Standard is described in “Composition of GemShares GIGS Diamond Baskets.”

“Index Price”—[                            ]

“Index Price Provider – [                            ].

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

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“Initial Purchaser”—The purchaser of the Seed Share Baskets acting solely in its capacity as purchaser of such Seed Share Baskets, and who is [____].

“NAV”—Net asset value. See “Description of the Trust Agreement—Valuation of Diamonds, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the NAV of the Trust and the NAV per Share are calculated.

“Required Delivery Standards”—The specifications set forth in the Trust Agreement for diamonds to be included in a GemShares GIGS Diamond Basket for the purposes of ensuring the fungibility of GemShares GIGS Diamond Baskets. To comply with the Required Delivery Standards, all delivered diamonds must conform with the GIGS Standard and must be accompanied by a GIA Diamond Grading Report and a light performance analysis report provided by GemEx Systems Inc. (a recognized provider of light performance analysis of diamonds) or other equivalent source of light analysis. In addition, each delivered diamond must be certified to be other than a “conflict” diamond. The Required Delivery Standards are described generally in “Composition of GemShares GIGS Diamond Baskets.”

“SEC” – Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Seed Share Baskets” or “initial Share Baskets”—The [____] Share Baskets issued to the Initial Purchaser in exchange for deposit into the Trust of [___] GemShares GIGS Diamond Baskets in connection with the formation of the Trust.

“Share Basket”—A block of [50,000] Shares is called a “Share Basket.”

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interest in and ownership of the Trust that are issued by the Trust and named “GemShares Physical Diamond Shares.”

“Sponsor”— GemShares, LLC, an Illinois limited liability company, having its principal office at 1330 West Monroe Street, Chicago, Illinois 60607.

“Sponsor Custody Account”—The segregated diamond custody account, loco [                      ], established with the Custodian by the Sponsor. The Sponsor Custody Account will be used to facilitate the transfer of diamonds from the Trust to the Sponsor in payment of the Sponsor’s Fee or Trust expenses advanced by the Sponsor.

“Sponsor’s Fee”—The management fee payable by the Trust to the Sponsor in consideration of the management services and assumption of certain Trust expenses by the Sponsor. The Sponsor’s Fee will accrue daily and will be payable at the option of the Sponsor in kind in GemShares GIGS Diamond Baskets and/or in cash [monthly] in arrears, but only when the amount of the aggregate accrued and unpaid Sponsor’s Fee plus any Trust expenses advanced by the Sponsor equals or exceeds the value of a GemShares GIGS Diamond Basket.

“Transaction Fee”—The [$___] fee payable to the Trustee by an Authorized Participant upon the placement of a creation or redemption order. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee.”

“Trust”—The GemShares Physical Diamond Trust, a common law trust, formed on [___, 2013] under New York law pursuant to the Trust Agreement.

“Trust Agreement”—The Depositary Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian, and the Required Delivery Standards for diamonds held by the Trust.

“Trust Custody Account”—The segregated diamond custody account, loco [      ], established with the Custodian by the Trust through the Trust Custody Account Agreement. The Trust Custody Account is a segregated

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account that will be used to hold the diamonds deposited with the Trust, segregated from the assets of the Custodian and other customers of the Custodian held in the Custodian’s [       ] vaulting premises.

“Trust Custody Account Agreement”—The agreement between the Trustee and the Custodian that establishes the Trust Custody Account.

“Trustee” or “[TRUSTEE]”—[TRUSTEE], a banking corporation organized under the laws of the State of New York with trust powers. [TRUSTEE] is the trustee of the Trust.

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Report of Independent Registered Public Accounting Firm

To the Sponsor, Trustee and the Shareholders of GemShares Physical Diamond Trust

[To be provided by amendment]

F-1

Statement of Financial Condition

GemShares Physical Diamond Trust
As of [___], 201[_]

Assets:
Diamond inventory (fair value $[_____]	$ [___]
Total Assets	$ [___]
Liabilities and Shareholder’s Equity
Liabilities:
Total Liabilities	$ —

Commitments and Contingent Liabilities (Note 6)	—

Redeemable Shares:
Redeemable capital shares, no par value, unlimited amount authorized, [___],000 outstanding (at redemption value)	$ [___]
Shareholder’s Equity:
Retained earnings	—

Total Liabilities and Shareholder’s Equity	$ [___]

The accompanying notes are an integral part of this financial statement.
F-2

GEMSHARES PHYSICAL DIAMOND TRUST
NOTES TO THE FINANCIAL STATEMENT
As of [___], 201[_]

1.                   Organization

The GemShares Physical Diamond Trust (the “Trust”) is an investment trust formed on [___], 201[_], under New York law pursuant to a trust agreement. The Trust holds diamonds and issues shares (“Shares”) (in minimum blocks of [50,000] Shares, also referred to as “Share Baskets”) in exchange for deposits of GemShares GIGS Diamond Baskets and distributes diamonds in connection with redemption of Share Baskets. The Trust’s sponsor is GemShares, LLC (the “Sponsor”), an Illinois limited liability company. The Sponsor is responsible for, among other things, overseeing the performance of [TRUSTEE] (the “Trustee”) and the Trust’s principal service providers. The Trustee is responsible for the day-to-day administration of the Trust.

[________] is the Initial Purchaser and contributed [____] GemShares GIGS Diamond Baskets, consisting of gem quality diamonds, in exchange for [__],000 Shares on [___], 201[_]. At contribution, the value of the diamonds deposited with the Trust was based on the Index Price of a GemShares GIGS Diamond Basket of $[___]. The Initial Purchaser owns 100% of the outstanding Shares. The Initial Purchaser is not affiliated with the Sponsor or the Trustee.

The investment objective of the Trust is for the Shares to reflect the performance of the wholesale price of physical GemShares GIGS Diamond Baskets, less the expenses of the Trust’s operations. The Trust is designed to provide a vehicle for investors to own interests in diamonds.

The fiscal year end for the Trust is December 31.

2.                   Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

A.                  Valuation of Diamonds

The Trust’s diamonds are held by [____] (the “Custodian”), on behalf of the Trust, at its [                  ] vaulting premises on a segregated basis. The Trust’s diamonds are valued, for financial statement purposes, at the lower of cost or market. The cost of diamonds are determined according to the average cost method and the market value is based on the Index Price published by the Index Price Provider, or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s diamonds, used to determine the net asset value of the Trust. Realized gains and losses on sales of diamonds, or diamonds distributed for the redemption of Shares, are calculated on a trade date basis using average cost.

B.                  Creations and Redemptions of Shares

The Trust expects to create and redeem Shares from time to time, but only in one or more Share Baskets (a Share Basket equals a block of [50,000] Shares). The Trust issues Shares in Share Baskets to certain authorized participants (“Authorized Participants”) on an ongoing basis. The creation and redemption of Share Baskets is only made in exchange for the delivery to the Trust or the distribution by the Trust of the number of GemShares GIGS Diamond Baskets represented by the Share Baskets being created or redeemed, the number of which will be based on the combined net asset value of the number of Shares included in the Share Baskets being created or redeemed determined on the day the order to create or redeem Share Baskets is properly received.

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Shares are issued and redeemed continuously in aggregations of [50,000] Shares in exchange for GemShares GIGS Diamond Baskets rather than cash. Individual investors cannot purchase or redeem Shares in direct transactions with the Trust. The Trust only deals with registered broker-dealers eligible to settle securities transactions through the book-entry facilities of the Depository Trust Company and which have entered into a contractual arrangement with the Trustee and the Sponsor governing, among other matters, the creation and redemption processes. The Trust and Authorized Participants settle creation and redemption through the delivery to or receipt of physical diamonds. Holders of Shares of the Trust may redeem their Shares at any time acting through an Authorized Participant and in the prescribed aggregations of [50,000] Shares; provided, that redemptions of Shares may be suspended during any period while regular trading on NASDAQ is suspended or restricted, or in which an emergency exists as a result of which delivery, disposal or evaluation of diamonds is not reasonably practicable.

The Shares are classified as “Redeemable Capital Shares” for financial statement purposes, since they are subject to redemption at the option of Authorized Participants. Outstanding Shares are reflected at redemption value, which represents the Trust’s maximum obligation (based on NAV per Share), with the difference from historical cost recorded as an offsetting amount to Retained Earnings.

At [____], 201[_], there are no Shares whose redemption value exceeds their historical value.

At [____], 201[_], [__],000 Shares are outstanding.

The typical settlement period for Shares is three business days. In the event of a trade date at period end, where a settlement is pending, a respective account receivable and/or payable will be recorded.

The per-Share number of GemShares GIGS Diamond Baskets exchanged for a purchase or redemption is calculated daily by the Trustee, using the Index Price, or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s diamonds, for the diamonds being valued to calculate the diamonds amount in respect of any liabilities for which covering diamonds sales have not yet been made, and represents the per-Share number of diamonds held by the Trust, after giving effect to its liabilities, sales to cover expenses and liabilities and any losses that may have occurred.

When diamonds are exchanged in settlement of redemption, it is considered a sale of diamonds for financial statement purposes, with a gain or loss recognized currently.

For the purposes of creations and redemptions, NAV is computed by deducting all accrued fees, expenses and other liabilities of the Trust, including Sponsor’s Fees, from the Index Price of the diamonds held by the Trust.

C.                  Investment in Diamonds

At [___], 201[_], the Trust owned [___] diamond stones, with a carrying value (lower of [cost or market] basis) of $[_____].

D.                  Expenses

The Trust will pay to the Sponsor a fee that will accrue daily at an annualized rate equal to [__]% of the adjusted daily net asset value (“ANAV”) of the Trust, paid [monthly] in arrears in diamonds and/or cash (“Sponsor’s Fee”).

E.                  Income Taxes

It is expected that the Trust will be classified as a “grantor trust” for US federal income tax purposes. Assuming the Trust is so classified, the Trust itself will not be subject to US federal income tax. Instead, the Trust’s income and expenses will “flow through” to the Shareholders, and the Trustee will report the Trust’s proceeds, income, deductions, gains, and losses to the Internal Revenue Service on that basis.

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3.                   Organizational and Offering Costs

Expenses incurred in the organizing of the Trust and the initial offering of the Shares, including applicable SEC and FINRA registration fees, are estimated to be approximately $[______], and will be borne directly by the Sponsor. The Trust will not be obligated to reimburse the Sponsor.

4.                   Related Parties—Sponsor, Trustee, Custodian and Marketing Agent Fees

The Sponsor is GemShares, LLC. Fees are paid to the Sponsor as compensation for services performed under the Trust Agreement and for the following administrative and marketing expenses incurred by the Trust: the Trustee’s fee and out-of-pocket expenses, the Custodian’s fee and reimbursement of the Custodian expenses under the Trust Custody Account Agreement, marketing support fees and expenses, NASDAQ listing fees, SEC and FINRA registration fees, printing and mailing costs, maintenance expenses for the Trust’s website, audit fees, other related costs and expenses, and up to $[___,000] per annum in legal fees and expenses. The Sponsor’s Fee will accrue daily at an annualized rate equal to [__]% of the ANAV of the Trust and will be payable [monthly] in cash and/or in diamonds, in arrears; provided, however, that the Trust will only deliver diamonds in satisfaction of the Sponsor’s Fee when the Sponsor’s Fee, plus any amounts advanced by the Sponsor to pay Trust expenses, equals or exceeds the value of a GemShares GIGS Diamond Basket.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor intends not to waive any of its fee.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell diamonds or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Custodian is [____]. The Custodian is responsible for the safekeeping of the Trust’s diamonds deposited with it by Authorized Participants in connection with the creation of Share Baskets. The Custodian also facilitates the transfer of diamonds in and out of the Trust through diamonds accounts it will maintain for the Trust and accounts it or another diamonds clearing bank will maintain for Authorized Participants. The general role, responsibilities and regulation of the Custodian are further described in “The Custodian” and “Custody of the Trust’s Diamonds.”

The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell diamonds or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

5.                   Concentration of Risk

The Trust’s sole business activity is the investment in physical diamonds. Several factors could affect the price of diamonds: (i) investors’ expectations with respect to the rate of inflation; (ii) currency exchange rates; (iii) interest rates; (iv) investment and trading activities of hedge funds and commodity funds; (v) global or regional political, economic or financial events and situations; and (vi) global demand and supply. Global supply and demand for diamonds is influenced by such factors as general economic influences on jewelry demand and production and cost levels in major diamond-producing regions. In addition, there is no assurance that diamonds will maintain their long-term value in terms of purchasing power in the future. In the event that the price of diamonds declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Each of these events could have a material effect on the Trust’s financial position and results of operations.

6.                   Indemnification

Under the Trust Agreement, each of the Trustee (and its directors, employees and agents) and the Sponsor (and its members, managers, directors, officers, employees, affiliates) is indemnified against any liability, cost or expense it incurs without gross negligence, bad faith or willful misconduct on its part and without reckless disregard on its part of its obligations and duties under the Trust’s organizational documents. The Trust’s maximum exposure

F-5

under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.

7.                   Subsequent Events

Events subsequent to the balance sheet date have been evaluated for inclusion in the accompanying financial statement through the issuance date.

F-6

PROSPECTUS

Common Units of Beneficial Interest

GemShares Physical Diamond Trust

Proposed Maximum Aggregate Offering Price: $[_],000,000

Until [__________], 201[_] (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[___], 201[_]

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by GemShares, LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

Section [               ] of the Registrant’s Depositary Trust Agreement (“Trust Agreement”) between [TRUSTEE], the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee, its directors, employees and agents (each a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust Custody Account Agreements and Authorized Participant Agreements to which the Trustee is a party, including the Trustee’s indemnification obligations thereunder) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a Trustee Indemnified Party under Section 5.6(a) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.

Section [               ] of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (“Securities Act”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, authorized participant agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under Section 5.6(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders of the Trust and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The indemnities provided by Section [     ] of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

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Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits
Exhibit Number	Description
4.1	Depositary Trust Agreement (the “Trust Agreement”)*
4.2	Form of Authorized Participant Agreement*
4.3	Form of Global Certificate (attached as Exhibit A to the Trust Agreement)
5.1	Opinion of Dechert LLP as to legality*
8.1	Opinion of Dechert LLP as to tax matters*
10.1	Form of Trust Custody Account Agreement*
10.2	Form of Depositary Trust Agreement*
23.1	Consent of Independent Registered Public Accountants*
23.2	Consents of Dechert LLP are included in Exhibits 5.1 and 8.1*
99.1	Opinion of [__]*

_____________________________

*	to be supplied by amendment
(b)	Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement
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relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the Registrant is relying on Rule 430B (§230.430B of this chapter):
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications,

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the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)	That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 15, 2013.

GemShares, LLC

Sponsor of the GemShares Physical Diamond Trust

By:	/s/ Victor Feldman
Victor Feldman, Partner (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date
/s/ Victor Feldman	Partner (principal executive officer)	April 15, 2013
Victor Feldman

/s/ Sharon Karsten	Partner (principal financial officer and principal accounting officer)	April 15, 2013
Sharon Karsten

* The Registrant is a trust and the persons are signing in their capacities as officers of GemShares, LLC, the Sponsor of the Registrant.

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